     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999

                                                      REGISTRATION NO. 333-71137
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            HARVARD INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                2522                               21-0715310
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                            ------------------------

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                                  (Cover continued on next page)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS                            PROPOSED             PROPOSED
    OF SECURITIES TO BE        AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
         REGISTERED             REGISTERED      PRICE PER UNIT       OFFERING PRICE     REGISTRATION FEE
14 1/2% Senior Secured Notes
due 2003....................    $25,000,000          100%             $25,000,000           $6,950(1)
Guarantees of the 14 1/2%
Senior Secured Notes........        (2)               (2)             $25,000,000              (2)

(1) Previously paid.


(2) This Registration Statement covers the guarantees to be issued by the domestic subsidiaries of Harvard Industries, Inc. of its obligations under the 14 1/2% Senior Secured Notes. Such guarantees are to be issued for no additional consideration, and therefore no registration fee is required.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Cover continued on next page)

                              DOEHLER-JARVIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3490                               34-1771418
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       HARVARD TRANSPORTATION CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MICHIGAN                                3714                               38-2346867
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        DOEHLER-JARVIS GREENEVILLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3490                               62-1560084
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       POTTSTOWN PRECISION CASTING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3490                               23-2756073
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       DOEHLER-JARVIS TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3490                               34-1764722
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          DOEHLER-JARVIS TOLEDO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3490                               34-1764769
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            HARMAN AUTOMOTIVE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MICHIGAN                                3714                               38-1181030
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            HAYES-ALBION CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MICHIGAN                                3714                               38-0636070
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        THE KINGSTON-WARREN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW HAMPSHIRE                              3714                               02-0212731
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                    3 WERNER WAY, LEBANON, NEW JERSEY 08833,
                                 (908) 437-4100
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               ROGER G. POLLAZZI
                            CHIEF EXECUTIVE OFFICER
                            HARVARD INDUSTRIES, INC.
                                  3 WERNER WAY
                           LEBANON, NEW JERSEY 08833
                                 (908) 437-4100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    Copy to:

                             PHILIP A. HABER, ESQ.
                         SONNENSCHEIN NATH & ROSENTHAL
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                                 (212) 768-6700

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 15, 1999



PROSPECTUS


                            HARVARD INDUSTRIES, INC.
                                  $25,000,000
          OFFER TO EXCHANGE NEW 14 1/2% SENIOR SECURED NOTES DUE 2003
           FOR ALL OUTSTANDING 14 1/2% SENIOR SECURED NOTES DUE 2003

                                 THE NEW NOTES

        o The terms of the new notes are substantially identical to the outstanding notes, except that the new notes will be freely tradable.

        o The following domestic subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis: Doehler-Jarvis, Inc., Harvard Transportation Corporation, Doehler-Jarvis Greeneville, Inc., Pottstown Precision Casting, Inc., Doehler-Jarvis Technologies, Inc., Doehler-Jarvis Toledo, Inc., Harman Automotive, Inc., Hayes-Albion Corporation, The Kingston-Warren Corporation.

        o The notes and the guarantees are secured by a second priority security interest in substantially all of our tangible and intangible assets.

        o As of March 28, 1999, we had $63.6 million in outstanding senior debt secured by liens on our assets that are senior to the liens securing the new notes.

                               THE EXCHANGE OFFER

o We are offering $25,000,000 in principal amount of our new 14 1/2% Senior Secured Notes due 2003 in exchange for all $25,000,000 in principal amount of our outstanding 14 1/2% Senior Secured Notes due 2003.

o The exchange offer expires at 5:00 p.m., New York City time, on
                , 1999 unless extended.

o The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

o All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

o Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

o We will not receive any proceeds from the exchange offer.

INVESTMENT IN THE NEW NOTES INVOLVES RISKS. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            THE DATE OF THIS PROSPECTUS IS                  , 1999.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
About This Prospectus......................................................................................    ii
Prospectus Summary.........................................................................................     1
Risk Factors...............................................................................................     7
Forward-Looking Statements.................................................................................    17
Use Of Proceeds............................................................................................    17
Pro Forma Condensed Consolidated Statement of Operations for the
  Year Ended September 30, 1998............................................................................    18
Capitalization.............................................................................................    19
Selected Historical Consolidated Financial And Operating Data..............................................    19
The Exchange Offer.........................................................................................    22
Description Of The Notes...................................................................................    31
Description Of Indebtedness Under The Senior Credit Facility...............................................    65
Material Federal Income Tax Consequences...................................................................    69
Plan Of Distribution.......................................................................................    71
Validity Of The Notes......................................................................................    72
Experts....................................................................................................    72
Where You Can Find More Information........................................................................    73
Documents Incorporated By Reference........................................................................    73


                            ------------------------

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer. Since these summaries may not contain all of the information that you may find important, you should review the full text of these documents. We have filed many of these documents as exhibits to the registration statement. See "Where You Can Find More Information" and "Documents Incorporated By Reference" for more information.


     In addition, we have agreed that, even though the SEC may not require us to do so, for so long as any notes remain outstanding, we will furnish to noteholders and the trustee for the noteholders, and will file with the SEC all such information, documents and reports as are specified in Section 13 or 15(d) of the Securities Exchange Act.

     You may request information from us, at no cost, at the following mailing address and telephone number are: Harvard Industries, Inc., 3 Werner Way, Lebanon, NJ 08833, Attn: Phyllis Morais, Telephone: (908) 437-4157. You should direct any request for information at least 10 days before you tender your notes in the exchange offer.

                               PROSPECTUS SUMMARY


     Because this is a summary, it does not contain all the information about Harvard that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus. You should read this entire prospectus and carefully consider the information under the heading "Risk Factors." The term "old notes" refers to the 14 1/2% Senior Secured Notes due 2003 that we issued on November 24, 1998. The term "new notes" refers to the 14 1/2% Senior Secured Notes due 2003 that have been registered under the Securities Act and that we are offering in exchange for the old notes as described in this prospectus, and the term "notes" refers to both the old notes and the new notes.


                         SUMMARY OF THE EXCHANGE OFFER



The Exchange Offer........................  We are offering to exchange $1,000 principal amount of our new notes for each $1,000 principal amount of our outstanding old notes. In order to be exchanged, an old note must be properly presented by you and accepted by us. All old notes that are properly presented and not properly withdrawn will be exchanged. When the exchange offer is complete, the terms of the new notes will be identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act. Therefore, the new notes will not bear certain legends restricting their transfer.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York City time, on
                                                         , 1999, unless we decide to extend the expiration date.

Conditions to the Exchange Offer..........  The exchange offer is subject only to the condition that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC. The exchange offer is not subject to any minimum amount of old notes being tendered for exchange.

Withdrawal Rights.........................  Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

Federal Income Tax Consequences...........  The exchange of notes will not be a taxable event for United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange.

Procedures for Tendering Old Notes........  If you are a holder of old notes and wish to accept the exchange offer, you must:

                                            o complete, sign and date the accompanying letter of transmittal, or a facsimile thereof, and mail or otherwise deliver that
                                              documentation, together with your old notes to the exchange agent at the address set forth under "The Exchange Offer--Exchange Agent;" or

                                            o in the case of a book-entry transfer, arrange for The Depository
                                              Trust Company to transmit your old notes into the exchange agent's account and to transmit to the exchange agent an agent's message in which you agree to be bound by the terms of the letter of transmittal.

                                            We will accept old notes tendered in accordance with the terms
                                            described in this prospectus beginning on            , 1999 and
                                            ending on            , 1999.

Special Procedures for Beneficial
  Owners..................................  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures............  If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed on time, you may tender your old notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                                            Delivery Procedures."

Transfer Restrictions on New Notes........  By tendering your notes, you will be representing, among other things, that:

                                            o you are not one of our "affiliates", as defined in SEC Rule 405;

                                            o you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes; and

                                            o you are acquiring the new notes in the ordinary course of your business.

                                            Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the above representations are true.

                                            If our belief is inaccurate and you transfer any registered note issued to you without delivering a prospectus meeting the
                                            requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                                                   TERMS OF THE NEW NOTES

New Notes Offered.........................  $25 million aggregate principal amount of 14 1/2% Senior Secured
                                            Notes due 2003.

Issuer....................................  Harvard Industries, Inc.

Maturity..................................  September 1, 2003.

Interest..................................  Coupon interest accrues from November 24, 1998 at the rate equal to the sum of 14 1/2% per annum on the principal amount of notes outstanding, payable semi-annually in arrears on each March 1 and
                                            September 1, beginning on March 1, 1999. In addition to coupon interest, cash flow participation interest is paid semi-annually.
                                            Cash flow participation interest is equal to the product of our consolidated cash flow for the six month period ending on December 1, for interest payments due March 1, or on June 30,

                                            for interest payments due September 1, multiplied by the applicable percentage as set forth below:
                                            INTEREST PAYMENT DATE                     PERCENTAGE
                                            ---------------------------------------   ----------
                                            March 1, 1999..........................      2.00%
                                            September 1, 1999......................      2.00%
                                            March 1, 2000..........................      2.50%
                                            September 1, 2000......................      2.50%
                                            March 1, 2001..........................      3.50%
                                            September 1, 2001......................      3.50%
                                            March 1, 2002..........................      4.50%
                                            September 1, 2002......................      4.50%
                                            March 1, 2003..........................      4.50%
                                            September 1, 2003......................      4.50%
Ranking...................................  The new notes:

                                            o are secured by a second priority security interest in substantially all of our assets;

                                            o rank equally in right of payment with all of our existing and future senior debt including our senior credit facility;

                                            o will be senior in right of payment to any of our future subordinated indebtedness; and

                                            o will be effectively subordinated to our senior credit facility up to the value of the working capital and fixed assets securing the senior credit facility.

Mandatory Redemption......................  We will only be required to redeem the notes:

                                            o with respect to a special redemption of additional notes that may be issued later, as discussed in "Description of the Notes--Principal,
                                              Maturity and Interest"; and

                                            o upon a change of control, as set out under "Change of Control" below.

Optional Redemption.......................  Before September 1, 2001, we may redeem all or part of the new notes, upon not less than 30 and no more than 60 days' prior notice on any
                                            March 1, June 1, September 1 or December 1 of any year at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, and an additional premium calculated as described in "Description of the
                                            Notes--Optional Redemption." On or after September 1, 2001, we may redeem all or part of the new notes, upon not less than 30 and not more than 60 days' prior notice, at the redemption prices as set forth below:

                                            o 107.250% of the principal amount plus accrued and unpaid interest and liquidated damages if we redeem the new notes during the twelve-month period beginning on September 1, 2001; and

                                            o 103.625% of the principal amount plus accrued and unpaid interest and liquidated damages if we redeem the new notes during the twelve-month period beginning on September 1, 2002.

                                            These terms are more fully described in this prospectus under the heading "Description of the Notes--Optional Redemption."

Change of Control.........................  Upon a change of control of Harvard, we are required to make an offer to purchase the new notes from you at a purchase price in

                                            cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of purchase and liquidated damages, if any.

Collateral................................  The new notes are secured, subject to liens permitted under the indenture, by a second priority security interest in substantially all of our working capital and fixed assets and all the proceeds of these assets. These assets include all accounts receivable, equipment, real property, intellectual property, all of the capital stock of our domestic subsidiaries and a portion of the capital stock of one of our foreign subsidiaries.

Guarantees................................  The new notes are fully and unconditionally guaranteed on a joint and several basis by our domestic subsidiaries. These guarantees:

                                            o are secured on a second priority basis by substantially all of the subsidiaries' tangible and intangible assets;

                                            o are senior obligations of the subsidiaries;

                                            o rank equally in right of payment with all of the existing and future senior debt of these subsidiaries, including our senior credit facility;

                                            o will rank senior to any future subordinated debt of such subsidiaries; and

                                            o will be effectively subordinated to the senior credit facility up to the value of the working capital and fixed assets of the subsidiaries securing the senior credit facility.

Covenants.................................  The indenture under which the old notes have been and the new notes are being issued contains covenants for your benefit which, among other things and subject to a number of exceptions, restrict our ability and the ability of our subsidiaries to engage in transactions such as the paying dividends, incurring of additional debt, creating liens or selling assets. See "Description of the Notes--Covenants"
                                            and "Description of Indebtedness under the Senior Credit Facility."
                                            The indenture also contains covenants which require us to maintain a leverage ratio and an interest coverage ratio as described under the section "Description of the Notes--Covenants."
                                            In addition, the indenture provides that under specified
                                            circumstances, we will be required to offer to purchase the notes with net cash sales and other dispositions of assets at a price equal to 100% of the principal amount of the notes. This requirement is discussed in this prospectus under the section "Description of the
                                            Notes--Covenants" and "--Repurchase at the Option of Holders--Asset
                                            Sales."

                                            The indenture allows modification and amendment of these and other covenants, with our agreement, by a vote of holders of a majority in aggregate principal amount of the notes. Also, holders of a majority in aggregate principal amount of the notes may waive our compliance with other restrictive covenants in the indenture. For a description of the amendment, modification and waiver provisions in the indenture, see "Description of the Notes--Events of Default and
                                            Remedies" and "--Amendment, Supplement and Waiver."

Form of New Notes.........................  The notes will be available initially in book-entry form. We expect that the notes will be issued in the form of a global note, which will be deposited with, or on behalf of, The Depository Trust Company and registered in its name or in the name of Cede & Co., its nominee.
                                            Beneficial interests in the global note representing the notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by The Depository Trust
                                            Company and its participants. After the initial issuance of the global note, notes in certificated form will be issued in exchange for the global note on the terms set forth in the indenture. See
                                            "Description of the Notes--Book Entry, Delivery and Form."
Use of Proceeds...........................  We will not receive any proceeds from the exchange offer.


     For additional information regarding the notes, see "Description of the Notes" and "Material Federal Income Tax Consequences."

                            HARVARD INDUSTRIES, INC.

     Our corporate name is Harvard Industries, Inc. We are headquartered at 3 Werner Way in Lebanon, New Jersey, and are a direct supplier of components for original equipment manufacturers producing cars and light trucks in North America. In the fiscal year 1998, 82% of our sales were to General Motors Corporation, Ford Motor Company and Chrysler Corporation.

     On May 8, 1997, we filed a petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. On November 24, 1998, we substantially consummated our plan of reorganization under Chapter 11 of the Bankruptcy Code dated August 19, 1998 and emerged from bankruptcy.

     While we were in bankruptcy proceedings the Bankruptcy Court appointed a creditors' committee. The creditors' committee retained Roger Pollazzi as an automotive industry consultant. Mr. Pollazzi acted in this capacity until November 1997, when, with the support of the creditors' committee, the Board of Directors appointed him as our Chief Operating Officer. Prior to such appointment, Mr. Pollazzi had served as Chairman of the Board and Chief Executive Officer of The Pullman Company from 1992 to 1997. The creditors' committee was disbanded on November 24, 1998.

     Shortly after his appointment, Mr. Pollazzi hired approximately fifteen professionals as employees of Harvard to assist him in analyzing our operations, eliminating on-going negative cash flows associated with cash drains at several of our operations and coordinating and implementing our restructuring efforts. Since the effective date, our management team includes, in addition to Roger Pollazzi, who now serves as Chief Executive Officer:

     o James Gray, President of Harvard, an automotive executive who previously ran Tenneco Automotive's European Operations as well as the Clevite division of Pullman;

     o Theodore Vogtman, Chief Financial Officer of Harvard, who has over twenty years of industry experience including serving as Chief Financial Officer of Pullman; and


     o Vincent Toscano, Executive Vice President of Strategic Planning of Harvard, who was formerly the Vice President of Operations at Pullman and has over 21 years of experience in the automotive industry.


THE TURNAROUND BUSINESS STRATEGY

     In connection with our reorganization, our new management team has outlined the following turnaround business strategies for restoring our profitability:

     o Close and/or Sell Underperforming Facilities: Since taking over in late 1997, the new management team has closed, sold, or is in the process of selling manufacturing facilities that had a combined negative cash flow of $46.7 million in fiscal 1997.

     o Exit Unprofitable Lines of Business: We are exiting unprofitable lines of business that management believes cannot meet their targeted margins. For example:

       - We ceased production at our Harman subsidiary, exiting the molded plastic and die-cast mirror business,

       - We sold the Greeneville, Tennessee plant of Doehler-Jarvis Greeneville, Inc.,




       - We sold the Tiffin, Ohio plant of Hayes-Albion Corporation,



       - In April 1999, we announced our intention to shut down our Ripley, Tennessee plant later in 1999 after current orders are filled, reflecting the changing market for magnesium products,



       - We are exploring alternatives with respect to the assets of our Kingston-Warren subsidiary including the possible sale of substantially all those assets, and



       - We are looking at potential acquisitions to diversify our industrial base.



     o Diversify Product Mix and Customer Base: We are developing business in those segments of the automotive aftermarket and industrial markets where we can take advantage of our core manufacturing competencies and achieve higher profit margins. We will focus on (1) OEM automotive components, i.e., seat brackets, door modules, steering assemblies; (2) the industrial market, i.e., building components, construction equipment, sealing systems, lawn and garden maintenance machinery; and (3) the automotive replacement parts market, i.e., bumper brackets, torque rods and Class-8 truck components.


     o Invest in Management Information Systems: We are in the process of installing a new software package that will provide increased flexibility and enhance our management's access to operating data on a timely basis. Our management has allocated $16.7 million in fiscal years 1998 and 1999 for this project, which will upgrade our information systems and achieve Year 2000 compliance. We spent approximately $7.7 million for Year 2000 compliance in fiscal 1998 and plan to spend approximately $6.3 million in fiscal 1999.

     o Reduce Purchased Material Costs: Our management has been consolidating our purchasing functions and reducing our supplier base to gain economies of scale and significant discounts from our largest suppliers.

THE FINANCINGS


     Upon our emergence from bankruptcy, we issued $25.0 million of 14 1/2% Senior Secured Notes due September 1, 2003. We also entered into a $115.0 million senior secured credit facility with a group of lenders led by General Electric Capital Corporation. This senior credit facility provides for up to $50.0 million in term loan borrowings and up to $65.0 million of revolving credit borrowings.


     The combined proceeds from the issuance of the senior secured notes and the term loan borrowings under the senior credit facility were used to:

     o refinance the senior and junior debtor-in-possession credit facilities that provided financing to Harvard while we were in bankruptcy proceedings;

     o pay administrative expenses due under the plan of reorganization and pay related fees and expenses;

     o provide cash for working capital purposes; and

     o provide funds for general corporate purposes.

     The $65.0 million revolving credit portion of the senior credit facility will be used to finance working capital and other general corporate purposes.

                                  RISK FACTORS


     See "Risk Factors" immediately following this summary for a discussion of factors that you should consider in connection with your investment in the new notes to be issued in the exchange offer.

                                  RISK FACTORS


     Before you tender your old notes for the new notes offered in this prospectus, you should carefully consider the following risk factors as well as the other information contained and incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

OLD NOTES NOT EXCHANGED IN THE EXCHANGE OFFER WILL BE SUBJECT TO TRANSFER RESTRICTIONS AND MAY HAVE A MORE LIMITED MARKET.


     If you do not exchange your old notes for new notes under the exchange offer, your old notes will continue to be subject to the restrictions on transfer of such old notes set forth in the legend printed on the old notes. In general, you may not offer or sell old notes except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except under limited circumstances, as described in "The Exchange Offer," we do not intend to register the old notes under the Securities Act.


     In addition, if old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes not tendered and the price at which they may be sold, could be adversely affected. See "The Exchange Offer."

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

     The old notes were offered to a small number of institutional buyers and are eligible for trading in the PORTAL Market. The new notes will be a new issue of securities for which there is no existing trading market. We cannot assure you as to the liquidity of markets that may develop for the new notes, your ability to sell the new notes or the price at which you would be able to sell the new notes. If such markets were to exist, the new notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. We do not intend to apply for listing of the new notes on any national securities exchange or on NASDAQ. The liquidity of, and trading market for, the new notes also may be adversely affected by changes in the market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the new notes.

THE PRICE OF THE NOTES MAY BE VOLATILE.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Even if a market for the new notes were to develop, we cannot assure you that such a market would not be subject to similar disruptions.

OUR LEVERAGE LIMITS OUR FLEXIBILITY AND INCREASES OUR RISK OF DEFAULT.

     Our high degree of leverage could have important consequences to you, such as:

     o making it more difficult for us to satisfy our obligations with respect to the new notes;

     o limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete and increasing our vulnerability to general adverse economic and industry conditions;

     o limiting our ability to obtain additional financing we may need to fund future working capital, capital expenditures or other corporate requirements;


     o imposing a higher interest expense in the event of an increase in interest rates for our borrowings based on variable interest rates;


     o requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of and interest on our debt. This will reduce the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes;

     o restricting our ability to acquire other businesses in the future; and

     o placing us at a competitive disadvantage compared to competitors who are less leveraged and have greater financial and other resources.


     In addition, the indenture and the senior credit facility contain requirements that we maintain stated financial ratios, as well as covenants that restrict our ability to borrow additional funds and take many other actions. Our failure to comply with these covenants could result in an event of default under the senior credit facility as well as under the indenture. If we do not cure or have waived the event of default, we could suffer a material adverse effect. In addition, the degree to which we are leveraged could prevent us from repurchasing all of the notes tendered to us upon a change of control of Harvard. See "Description of Indebtedness Under the Senior Credit Facility" and "Description of the Notes--Repurchase at the Option of Holders--Change of Control."


     As of March 28, 1999, we had total indebtedness of $88.6 million, of which $63.6 million consisted of indebtedness under our senior credit facility and $25 million consisted of the notes, and equity of approximately $160 million. Our earnings were insufficient to cover fixed charges for our fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996 by $49,497, $398,367 and $53,062, respectively.


OUR EXISTING DEBT CONTAINS COVENANTS THAT RESTRICT OUR ABILITY TO BORROW ADDITIONAL FUNDS AND TO TAKE MANY OTHER ACTIONS, AND ALSO CREATE A RISK OF DEFAULT IF WE ARE UNABLE TO MAINTAIN REQUIRED FINANCIAL RATIOS.



     The indenture and the senior credit facility contain covenants that restrict, among other things, our ability to:



     o incur additional debt;



     o pay dividends;



     o make investments and capital expenditures;



     o enter into transactions with affiliates;



     o allow our subsidiaries to make specified payments;



     o make asset sales;



     o merge or consolidate with, or transfer substantially all of our assets to another person;



     o encumber assets; or



     o restrict dividends and other payments from our subsidiaries.



     Under the senior credit facility and the indenture, we are also required to maintain specific financial covenants, including a maximum unconsolidated leverage ratio of 4.50, decreasing to 3.50 by September 30, 2000, a minimum consolidated interest coverage ratio of 2.00, increasing to 2.75 by September 30, 2000, and a minimum consolidated fixed charge coverage ratio of 1.10, increasing to 2.75 by September 30, 2001 and then decreasing to 1.00 on December 31, 2001. As of March 31, 1999, we were in compliance with such financial covenants. However, we cannot assure you that our future operating results will be sufficient to enable us to comply with such covenants. We also cannot assure you that if we do default on such covenants that we will be able to remedy such default. See "Description of Indebtedness Under the Senior Credit Facility" and "Description of the Notes--Covenants."



THE NOTES ARE SECURED BY A SECOND PRIORITY SECURITY INTEREST; IN CASE OF A DEFAULT AND FORECLOSURE, THERE MAY NOT BE SUFFICIENT ASSETS TO PAY AMOUNTS DUE ON THE NOTES.



     The notes are secured by a second priority interest in our assets, while indebtedness outstanding under our senior credit facility is secured by a first priority security interest in our assets. As of March 28, 1999, the total outstanding amount of indebtedness under the senior credit facility was $63.6 million. The proceeds from the sale of such collateral, in the event there is a default and foreclosure on the collateral, may not be sufficient to satisfy our obligations under both the notes and the indebtedness outstanding under the senior credit facility. This is because proceeds from the sale of the collateral would be distributed first to satisfy outstanding secured obligations and then to satisfy our obligations under the senior credit facility before they would be distributed to holders of the notes. Accordingly, we cannot assure you that there will be sufficient funds available to repay the notes after payment in full of debt outstanding under the senior credit facility. See "Description of the Notes--Collateral" and "--Intercreditor Agreement."



     You should not rely upon the book value of the collateral as a measure of the value of such collateral in the event of a foreclosure sale, and we have not had any appraisals of the collateral prepared in connection with the exchange offer. The amount to be received upon a sale of the collateral would depend on a number of factors, including the timing and the manner of the sale. By its nature, portions of the collateral will be liquid and may have no readily ascertainable market value. As a result, we cannot assure you that the collateral can be sold in a short period of time. In addition, a significant portion of the collateral includes assets which may only be usable as part of our existing operating businesses. Accordingly, any such sale of the collateral, including any real property portion, separate from the sale of our operating businesses, may not be possible. In addition, if third parties enjoy liens permitted by the terms of the notes and the indenture these parties may have rights and remedies with respect to the property that, if exercised, could adversely affect the value or availability of the collateral. See "Description of the Notes--Covenants--Liens."



THE REMEDIES SELECTED BY THE AGENT FOR OUR SENIOR LENDERS IN THE EVENT OF A FORECLOSURE ON THE COLLATERAL MAY RESULT IN THE RELEASE OF THE COLLATERAL AS SECURITY FOR THE NEW NOTES.


     Under (1) the intercreditor agreement among Harvard, the administrative agent under our senior credit facility and the trustee, and (2) the collateral agreement among Harvard, the other borrowers under the senior credit facility and the administrative agent, the loan collateral agent, who acts on behalf of the lenders and not the noteholders, controls

     o foreclosure proceedings;

     o the enforcement and amendment of the collateral agreement; and

     o the right to take other action with respect to the collateral.

Under conditions specified in the intercreditor agreement and the collateral agreement, the loan collateral agent can release the collateral, which will automatically release the collateral as security for the new notes.


OUR RECENT BANKRUPTCY HAS HAD A NEGATIVE IMPACT ON OUR BUSINESS IN THE PAST AND MAY NEGATIVELY AFFECT OUR ABILITY TO WIN NEW BUSINESS IN THE FUTURE.



     We emerged from bankruptcy on November 24, 1998, the effective date of our plan of reorganization. Our experience in and recent emergence from bankruptcy could adversely affect our ability to negotiate favorable trade terms with manufacturers and other vendors. Our experience in bankruptcy could also adversely affect our ability to obtain new purchase orders from current and prospective customers. The failure to obtain favorable terms from suppliers or new business from current and prospective customers could have adverse effects on our operations, business or financial condition. However, our recent experience since emergence from bankruptcy indicates that such effects, if any, are unlikely to be material.



A FUTURE BANKRUPTCY BY HARVARD COULD DELAY OR PREVENT A SALE OF THE COLLATERAL TO PAY THE NEW NOTES, AND INCREASE THE RISK THAT THE NEW NOTES WILL NOT BE PAID IN FULL OR AT ALL.


     The collateral agent's right to repossess and dispose of the collateral upon the occurrence of an event of default is likely to be significantly impaired if we commence, or have commenced against us, a future bankruptcy proceeding prior to the collateral agent having repossessed and disposed of the collateral. Under the Bankruptcy Code, the collateral agent cannot repossess its security from us in a bankruptcy case or dispose of security repossessed from us without bankruptcy court approval. Moreover, the Bankruptcy Code permits us to continue to retain and to use the collateral even though we are in default under our severed financings, provided that the collateral agent is given "adequate protection" as such term is interpreted by the relevant bankruptcy court. Because the term "adequate protection" is not given a precise definition and varies according to the circumstances and in view of the broad discretionary powers of a bankruptcy court, it is impossible to predict:

     o how long payments under the indenture could be delayed following the start of a bankruptcy case;

     o whether or when the collateral agent could repossess or dispose of the collateral; or

     o whether or to what extent you would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

     In addition, any disposition of the collateral would also require approval of the Bankruptcy Court.


A FUTURE BANKRUPTCY BY OUR SUBSIDIARIES COULD NEGATIVELY AFFECT THE VALUE OF OUR SUBSIDIARIES' GUARANTEES OF OUR OBLIGATIONS UNDER THE NOTES.



     Our operations are substantially conducted through our subsidiaries, and, therefore, we are dependent on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. Our obligations under the notes are guaranteed by each of our domestic subsidiaries on a senior basis. If one of the subsidiary guarantors undergoes a bankruptcy, liquidation or reorganization, holders of that subsidiary guarantor's senior indebtedness will have a claim to the assets of such subsidiary that is equal with the interest of the holders of the new notes in those assets. Under limited conditions, the indenture and the senior credit facility permit us to incur additional indebtedness, up to a maximum amount of $5.0 million, including $2.5 million in debt secured by liens permitted under the senior credit facility, $2.0 million in debt of Harvard's Canadian subsidiary Trim Trends Canada Ltd. and
$0.5 million in other debt. See "Description of the Notes--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and "Description of Indebtedness Under the Senior Credit Facility."





IF WE ARE SUED BY UNPAID CREDITORS AND THEY WIN, PAYMENT ON THE NOTES COULD BE JEOPARDIZED.


     Any debt that we issue or the guarantees issued by the subsidiary guarantors may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced against us or our subsidiary guarantors by or on behalf of unpaid creditors. A court may find that after giving effect to the sale of the new notes:

     o we issued the new notes with the intent of hindering, delaying or defrauding current or future creditors, or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or

     o we received less than reasonable equivalent value or fair consideration for incurring such debt and any one of the following occur:

            - we were insolvent or were rendered insolvent by reason of the issuances to date, in the case of Harvard, or the guarantees, in the case of our subsidiary guarantors;

            - we were engaged, or about to engage, in a business or transaction for which our remaining assets constituted unreasonably small capital;

            - we intended to incur, or believed that we would incur, debts that were beyond our ability to pay when they matured, as the relevant fraudulent transfer or conveyance statutes define or interpret all of the above mentioned terms; or

            - we were a defendant in an action for money damages, or had a judgment for money damages docketed against us, if unsatisfied after final judgment.

     In such event, the court could avoid or subordinate the amounts owing under the new notes, in the case of Harvard, or the guarantees, in case of the subsidiary guarantors, to existing and future debt of Harvard or the subsidiary guarantors. The court could also take other actions detrimental to the holders of the new notes.

     The measure of insolvency for purposes of the above listed considerations will vary depending upon the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if, at the time it took on additional debt, either:


     o the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation, or



     o the value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become due.


     Also, if federal bankruptcy or state insolvency proceedings were commenced within 90 days after a payment by us or our subsidiary guarantors with respect to the new notes, or if we or our subsidiary guarantors anticipated becoming insolvent at the time of payment, all or a portion of such payment could be voided as a preferential transfer and the recipient of such payment could be required to return the payment.

     We cannot assure you what standards a court would use to determine whether we or our subsidiary guarantors were solvent at the time of the issuance of any of the notes or guarantees. Whatever standard was used, we cannot assure you that the new notes or the guarantees would not be avoided or subordinated on one of the other grounds listed above. In giving their opinions in connection with the exchange offer, counsel will not express any opinion as to the applicability of Federal or state fraudulent transfer and conveyance laws.




WE MAY NOT HAVE SUFFICIENT FUNDS TO REPAY THE NEW NOTES UPON A CHANGE OF
CONTROL.


     In the event a third party acquires control of Harvard, you will have the right to require us to purchase all or a portion of your notes at a price equal to 101% of the aggregate principal amount plus any accrued and unpaid interest and liquidated damages. If we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that does not result in a change of control under the indenture, the provisions of the indenture may not protect you. The definition of "change of control" includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of Harvard and its subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is not a precise or established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require Harvard to repurchase such notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of Harvard and its subsidiaries to another person or group may be uncertain.

     A change in control may result in a default under the senior credit facility. Upon a default under the senior credit facility or other future senior debt, the lenders involved could prohibit us from repurchasing the notes. They could also require the payment in full of all such senior debt before allowing us to repurchase the notes and, if we are not able to make such payment, they could judge against their collateral the indenture requires that prior to a repurchase of the notes upon a change of control, we must either repay all outstanding indebtedness under the senior credit facility or obtain any required consent to such a repurchase. If we do not obtain such consent or repay our outstanding indebtedness under the senior credit facility, we would be prohibited from offering to purchase the notes. In such case, our failure to offer to purchase the notes could become an event of default under the indenture. If a change of control were to occur, we cannot assure you that we would have sufficient financial resources or that we would be able to arrange financing to repay all of our obligations under the senior credit facility, the indenture and other debt that may become payable upon the occurrence of such change of control. See "Description of Indebtedness Under the Senior Credit Facility" and "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

OUR BANKRUPTCY REORGANIZATION MAY LIMIT OUR ABILITY TO CARRY FORWARD NET OPERATING LOSSES AND BUILT-IN LOSSES TO REDUCE FUTURE INCOME TAXES.



     Prior to the plan of reorganization being implemented, Harvard Industries' consolidated unused net operating loss (NOL) was approximately $243 million. Harvard did not have any recognized built-in losses before the plan of reorganization was implemented. As a result of the plan of reorganization, Harvard anticipates a reduction in the NOL of approximately $147 million, with approximately $96 million of NOL surviving the reoganization.


     Under the Internal Revenue Code of 1986, our use of net operating loss carry forwards against future taxable income is subject to limitation if we experienced an "ownership change" as defined in the Code in connection with the plan of reorganization.


     As a result of the implementation of the plan of reorganization, we believe that we underwent an "ownership change." Generally, a greater than 50 percentage point change in ownership is considered an "ownership change." As a result, our ability to use all of our net operating losses and "recognized built-in losses," if any, in taxable years beginning after the effective date of the plan or reorganization, and a portion of the taxable year which includes the effective date, is subject to limitation. Under this limitation, the income that may be offset by net operating loss carryovers that occured prior to the effective date should generally be limited to the product of:



     o a rate set by the U.S. Treasury Department, 5.02% on the effective date, and


     o the lower of (a) the value of Harvard's assets immediately prior to the ownership change, determined without regard to liabilities, or (b) the aggregate new stock value immediately after the ownership change.

     The limitation may also apply to the use of "recognized built-in losses" to offset other income during the five-year period after the effective date. The built-in loss limitation will apply if the excess of our tax basis in our assets over the fair market value of such assets as of the effective date exceeded the lesser of $10.0 million or 15% of the fair market value of the assets before the ownership change. Our ability to take depreciation or amortization charges with respect to its built-in loss assets would also be subject to this built-in loss limitation. The annual limitation on our ability to use our net operating losses, and recognized built-in losses, if any, may be significant.

INCOME ATTRIBUTABLE TO CANCELLATION OF INDEBTEDNESS MAY LIMIT OUR ABILITY TO CARRY FORWARD NET OPERATING LOSSES TO REDUCE FUTURE INCOME TAXES.


     Cancellation of indebtedness income that arises in a case under the Bankruptcy Code is not includible in gross income but it does reduce tax attributes of the taxpayer, including net operating losses. The plan of reorganization discharged some general unsecured claims such as our 12% Senior Notes due 2004 and 11 1/8% Senior Notes due 2005. This discharge will result in the realization of cancellation of indebtedness income, which will reduce our tax attributes by the difference between the fair market value of the consideration paid and the amount of the discharged indebtedness. The exchange of old notes for new notes under the exchange offer will not result in the recognition of cancellation of indebtedness income to Harvard.


THERE WILL BE NO ABILITY TO MEANINGFULLY COMPARE OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION AFTER THE EFFECTIVE DATE OF THE EXCHANGE OFFER TO PRIOR PERIODS.

     We will be unable to meaningfully compare information reflecting our results of operations and financial condition after the effective date to prior periods due to:

     o the replacement of the management team and the restructuring of our core operations and general and administrative activities;


     o our bankruptcy proceedings, including the costs and expenses of these proceedings as well as the effect of settlements of related liabilities; and


     o our application of Fresh Start Reporting in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7).

     Under SOP 90-7, our equity will be restated at "reorganization equity value," a value which was determined by the financial advisors to the creditors' committee under the plan of reorganization. In addition, because we have been in a restructuring phase and have continued to incur costs and expenses relating to our bankruptcy proceedings, the results of operations since May 1997 may not indicate our future performance.


WE CANNOT ASSURE YOU THAT THE STEPS WE ARE TAKING UNDER OUR TURNAROUND BUSINESS STRATEGY WILL SUCCEED IN IMPROVING OUR FUTURE OPERATING RESULTS.


     Our turnaround business strategy includes a substantial restructuring of our revenue and customer base. As a result, our value and profitability depend on our ability to successfully implement the turnaround business strategy. We cannot assure you that the turnaround business strategy will be successful. Also, we may be unable to operate profitably even if the turnaround business strategy is successfully implemented. If the turnaround business strategy is not successful we may be unable to generate sufficient operating funds to pay our outstanding obligations, including principal and interest in respect of the notes and indebtedness under the senior credit facility. If this is the case, the alternative financing we need may not be available at the time we require it. In addition, that financing may only be available on terms that we find unacceptable.

     Our success will also depend on our ability to do each of the following in a timely manner:

     o terminate existing unprofitable contracts and purchase orders;

     o attract new business or customers;

     o produce and sell new products at projected margins and at competitive prices;

     o attract key new personnel for our manufacturing facilities;

     o dispose of old customer orders, enabling us to utilize capacity for new business efficiently;

     o develop or acquire a distribution network for after-market and industrial products; and

     o appropriately measure the impact of our turnaround business strategy on relations with current customers.

     For fiscal years 1998, 1997 and 1996 we had net losses of $56 million, $389 million and $69 million, respectively. These losses have been primarily due to operating inefficiencies and losses associated with our operations that we had designated for sale or wind-down. If we continue to experience net losses, or if our cash flow and capital resources are insufficient to pay for our debt obligations, we may be forced to reduce or delay planned expansion or capital expenditures, sell assets, obtain additional equity capital or restructure our indebtedness. However, we cannot assure you that any of these remedies will be available or satisfactory. We also cannot assure you that our operating results, cash flow and capital resources will be sufficient for payment of our debt in the future. This includes the notes and our other liquidity needs. We may need to refinance all or a portion of the principal of the notes on or prior to their maturity. We cannot assure you that we will be able to refinance the notes. If we are able to refinance the notes, we cannot assure you it will be on commercially reasonable terms.


WE HAVE SIGNIFICANT CAPITAL INVESTMENT AND CAPITAL EXPENDITURE REQUIREMENTS THAT HAVE NOT BEEN MET IN THE PAST AND MAY NOT BE MET IN THE FUTURE.



     We operate in an industry which requires significant capital investment. We are also required to make capital expenditures to upgrade our facilities. We believe that our competition will continue to invest heavily to achieve increased production efficiencies and to improve product quality. Our ability to compete in such a competitive environment will depend on our ability to make major capital expenditures over the next several years. These expenditures are necessary to service existing business, enter new markets and remain competitive in existing markets. During the past few years, Harvard has put off capital expenditures because of financial constraints. Our ability to make necessary capital expenditures may be adversely affected if (1) we are unable to produce sufficient cash flows from our operations, or (2) we are unable to raise sufficient debt or equity capital on terms that we consider acceptable. Our capital expenditures totalled approximately $24.9 million in 1998, and we expect, based on current information, that our capital expenditures will total approximately $20 million in 1999. In addition, through the year 2002, including the year 1998, we expect that capital expenditures will be approximately $110 million.


WE MIGHT NOT BE ABLE TO COMPLY WITH CURRENT OR FUTURE SOURCING PROCEDURES OF U.S. AUTOMAKERS.

     In the late 1980's and early 1990's, U.S. automakers made a number of significant changes in their sourcing procedures which have placed greater business and financial risk on us as automotive component suppliers.


  We may be unable to meet our customers' requirements that we reduce the future cost of our products to them.



     Some of our products are sold under agreements that require us to provide annual cost reductions to OEMs by specific percentages each year. These reductions come directly through price reductions or indirectly through suggestions for manufacturing efficiencies or other cost savings. If we are unable to generate sufficient cost savings in the future to offset such price reductions, our profit margins could be adversely affected.



  We may be unable to meet our customers' requirements that we must bear a greater portion of the cost of product design and development than in the past.



     OEMs are requiring potential suppliers of components to become involved earlier in and share a greater proportion of the costs of the design and development process for new platforms. They are also requiring suppliers to develop integrated systems or modules rather than merely manufacturing separate parts. OEMs expect the component supplier to manage the entire development cycle, a cycle lasting two to four years, of the product or system, including:


     o design and engineering;

     o production of prototypes;

     o design validation; and

     o design of tooling and completion of manufactured products and integrated systems of products.


  Our risk of losing business to our competitors may increase as a result of U.S. automakers' decisions to reduce the number of suppliers with whom they do business.



     The requirement that automative component suppliers become involved earlier in the design and development process shifts a larger part of the initial capital outlays for such new platforms and systems onto component suppliers. As a result, the automotive supply industry is experiencing a period of significant consolidation, resulting in fewer, but larger, suppliers who are more divesified and have access to more capital. This gives the large suppliers a competitive advantage because, to reduce costs and improve quality, U.S. automakers are reducing their supplier base by awarding contracts to full-service suppliers who are able to provide design, engineering and program management capabilities as well as meet cost, quality and delivery requirements. As a result, if we are unable to have the financial flexibility to make the necessary capital expenditures or to make acquisitions to grow our business, we may be unable to remain competitive and viable in the component supplier industry.



     In addition, this trend has had a relatively greater impact on us than on many of our competitors because of OEMs' reluctance to award new business to Harvard due to its emergence from bankruptcy. We may be unable to become involved earlier in the design and development process for new platforms. Even if we are successful in becoming involved earlier in such processes, we may be unable to generate sufficient cash or have financing available to fund the greater costs associated with this effort.


INCREASING SALES OF FOREIGN CARS ARE ADVERSELY AFFECTING THE MARKET FOR U.S. COMPONENTS, INCLUDING OUR PRODUCTS.

     Foreign automotive manufacturers have gained a significant share of the U.S. market, both from export sales as well as the more recent opening of domestic manufacturing facilities. Between 1985 and 1997, sales of automobiles from foreign car makers with U.S. manufacturing facilities increased from 2.0% to 20.5% of the North American market. The growth of such "transplant" sales has resulted, and will likely continue to result in, a loss of market share for U.S. automakers. As a result, we, and other component suppliers, will experience an adverse effect because most of our current customers are U.S. automakers. Although we plan to solicit additional business from foreign automakers, we may be unsuccessful in doing so or such additional business may fail to make up for lost business that we have already experienced.


WE MIGHT NOT BE ABLE TO IMPLEMENT NEW TECHNOLOGIES NEEDED TO PRODUCE CHANGING PRODUCTS REQUIRED BY OUR CUSTOMERS.



     Today, design, engineering and manufacturing processes are technology driven, using advanced computers and sophisticated computer programs. Our customers' requirements for changing products may require that we invest in new computer systems or in upgading and reprogramming our current computer systems. If required, expenditures for new technology must be made during the first few years of the product cycle. However, we do not begin to recover our costs until our customers start selling the finished products. Our recent bankruptcy reorganization and subsequent operating performance may hinder our ability to secure the funds needed to invest in new technology to respond to our customers' changing needs.



     We compete for new business at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development begins two to five years prior to the marketing of such models to the public, with existing business lasting for the model life cycle. To meet the needs of customers with changing products, we may need to implement new technologies and manufacturing processes when launching our new products. Moreover, in order to meet our customers' requirements, we may be required to supply our customers regardless of cost. As a result, we may suffer an adverse impact to our operating profit margins. Although our management believes it has implemented manufacturing processes that adapt to the changing needs of our customers, we still may encounter difficulties which could have an adverse effect when implementing new technologies in future product launches.


OUR BUSINESS COULD BE SIGNIFICANTLY AFFECTED BY THE LOSS OF ANY OF OUR MAJOR CUSTOMERS.


     Our largest customers are General Motors, Ford and Chrysler. For the fiscal year 1998, General Motors accounted for approximately 39% of our consolidated net sales, Ford accounted for approximately 34% of our consolidated net sales and Chrysler accounted for approximately 10% of our consolidated net sales. Our purchase orders from our customers generally provide for supplying the customer's annual requirements for a particular model or assembly plant, rather than for manufacturing a specific quantity of products. These contracts are renewable on a year-to-year basis. If we lose any one of our major customers or suffer a significant decrease in demand for key models or a group of related models sold by any of our major customers, it could have a material adverse effect on our results of operations.


OUR BUSINESS COULD BE SIGNIFICANTLY AFFECTED BY THE LOSS OF KEY PERSONNEL.

     We believe that our future success will depend in large part on the abilities and continued service of our executive officers and other key employees. In particular, this means Roger Pollazzi, who serves as Chairman and Chief Executive Officer and the senior management team. We may be unable to retain the services of Mr. Pollazzi and other key personnel. The loss of any key executive officers or employees, including Mr. Pollazzi, could have a material adverse effect on our business.

WE MAY NOT BE ABLE TO REACH NEW AGREEMENTS WITH OUR UNIONIZED EMPLOYEES.

     As of March 29, 1999, we had approximately 4,200 employees. Approximately 42% of our employees are covered by collective bargaining agreements negotiated with 16 locals of 9 unions. These contracts expire at various times through the year 2000. Discussions with various unions regarding new labor agreements or an extension of existing contracts are presently underway. While we believe that our relations with our employees are good, we could experience a material adverse effect on our financial position or operating results as a result of a prolonged dispute with our employees.

WE MAY NOT BE ABLE TO COMPLY WITH LAWS GOVERNING ENVIRONMENTAL MATTERS, AND WE MAY BE RESPONSIBLE FOR ADDITIONAL REMEDIATION ACTIVITIES AND HELD LIABLE IN LITIGATION REGARDING ENVIRONMENTAL MATTERS.

     Our operations are subject to a variety of local, state and federal laws governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous substances and other materials. Although we have made and will continue to make significant expenditures relating to our environmental compliance obligations, there may be times when we are not in compliance with all these requirements. We spent $2.7 million in cash in fiscal year 1996, $1.7 million in cash in fiscal year 1997 and $0.1 million in cash in fiscal year 1998 on environmental remediation costs and related expenses.


     We have been identified as a defendant or potentially responsible party in a variety of environmental matters in connection with historical and current operations involving our use and disposal of hazardous materials. Claims were filed in our bankruptcy proceedings in connection with most of these matters. Several large claims were settled for cash and the remaining claims will be paid as unsecured claims in accordance with the plan of reorganization. We have filed and will file objections to some claims.



     We are also conducting remedial activities at current and former facilities under governmental orders and private contractual agreements. We have granted access to the Michigan Department of Environmental Quality at our Hayes-Albion Corporation plant in Jackson, Michigan for an investigation of the plant's use and disposal of chlorinated solvents. The investigation is in connection with the Department's evaluation of an area-wide groundwater contamination problem. We may be subject to injunctive orders requiring remediation of this property. Furthermore, we are aware of currently owned facilities that are not required to be remediated at the present time but that could possibly require remediation activity in the future.



     We have reserved approximately $8.5 million for our share of potential costs associated with any cash settlement of claims in accordance with the plan of reorganization and the current remediation activities described above. However, we cannot assure you that the reserved amounts will be sufficient to satisfy our obligations. Changes in existing environmental laws or their interpretation and more rigorous enforcement by regulatory authorities may give rise to additional expenditures, compliance requirements or liabilities that could have a material adverse effect on our business, financial condition and results of operations.


     Finally, the discovery of additional environmental liabilities related to our historical operations involving the use and disposal of hazardous substances could have a material adverse effect on our business, results of operations or financial condition.

IF WE DO NOT MEET OUR OBLIGATIONS TO CONTRIBUTE TO OUR DEFINED BENEFIT PENSION PLANS, OUR PAYMENT OBLIGATIONS MAY BE ACCELERATED.

     Upon our emergence from bankruptcy, our unfunded liabilities related to defined benefit pension plans were approximately $29.8 million. If we are unable to meet our contribution obligations under such plans, the Pension Benefit Guaranty Corporation may seek to terminate the affected plan or plans, thus accelerating payment obligations. Our long-term objective is to fund our entire pension obligation with funds that are generated from operations, although we cannot assure you that this will actually occur.

WE COULD BE AFFECTED BY "YEAR 2000" COMPUTER PROBLEMS.


     We are addressing the Year 2000 problem and are aware that our information systems are not completely Year 2000 compliant today. The Year 2000 issue results from computer programs written with date fields of two digits, rather than four digits, resulting in the inability of the program to distinguish between the year 1900 and 2000. Many of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000.


     If not addressed and corrected on a timely basis, failure of our computer systems to process Year 2000 related data correctly could have a material adverse effect on our financial condition and results of operations. Failures of this kind could, for example, lead to:

     o incomplete or inaccurate accounting;

     o inaccurate supplier and customer order processing;

     o recording errors in inventories or other assets; and

     o disruption of our manufacturing process as well as transactions with third parties.

     If not addressed, we face the potential risks of financial loss, legal liability and interruption to business.


     We have surveyed our key utilities and suppliers to determine the extent to which we are vulnerable to the failure by these parties to fix Year 2000 compliance issues. We are still in the process of assessing the information they have provided. Failure by such key utilities or suppliers to complete Year 2000 compliance work in a timely manner could have a material adverse effect on our operations. Examples of problems that could result from the failure of these utilities and suppliers to remediate Year 2000 problems include, in the case of utilities, service failures such as power, telecommunications, elevator operations and loss of security access control and, in the case of suppliers, failures to satisfy orders on a timely basis and to process orders correctly.


     Additionally, general uncertainty regarding the success of remediation may cause many suppliers to reduce their activities temporarily as they assess and address their Year 2000 efforts in 1999. This could result in a general reduction in available supplies in late 1999 and early 2000. Our management cannot predict the magnitude of any such reduction or its impact on our financial results. We can give no assurance that the systems of other companies on which our systems rely will be converted in a timely fashion, or that the noncompliance of these systems would not have a material adverse effect on our business, financial condition, competitive position and results of operations.



                           FORWARD-LOOKING STATEMENTS


     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements discuss our intentions, beliefs or current expectations with respect to our future operating performance, and may include, but are not limited to, projections of capital expenditures, plans for future operations, financing needs or plans, compliance with covenants in loan agreements, sales of assets or businesses, plans relating to our products or services, assessments of materiality, predictions of future events, and the ability to obtain additional financing, including our ability to meet obligations as they become due, and pending and possible litigation. You can identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe" as well as the negative of these terms, variations of these terms, or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations be correct. The most significant of such risks, uncertainties and other factors are discussed in this "Risk Factors" section and you are urged to carefully consider such factors. Additional risks and uncertainties are detailed in our filings with the SEC. We do not have any obligation to update forward-looking statements.

     We have also made cautionary statements in this prospectus, some of which accompany the forward-looking statements used in the "Prospectus Summary" and "Risk Factors" sections regarding important factors that could cause actual results to differ materially from our expectations. All of our subsequent written and oral forward-looking statements, or statements of persons acting on our behalf, are expressly qualified in their entirety by such cautionary statements.



                                USE OF PROCEEDS


     We will not receive any cash proceeds from the issuance of the new notes as described in this prospectus. We will receive in exchange old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our indebtedness.

                            HARVARD INDUSTRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)



     The following table summarizes unaudited pro forma financial information as if our plan of reorganization in bankruptcy had become effective on October 1, 1997. The unaudited pro forma financial information contains adjustments for depreciation expense, interest expense and the amortization of reorganization value in excess of amounts allocable to identifiable assets. The unaudited pro forma financial information does not purport to be indicative of the results which would have been obtained had the Plan been effective as of October 1, 1997, or which may be obtained in the future.



                                                                                           PRO FORMA
                                                                                1998      ADJUSTMENTS    AS ADJUSTED
                                                                              --------    -----------    -----------
Sales......................................................................   $690,076                    $ 690,076
Costs and expenses
  Cost of sales............................................................    656,243       (15,496)       640,747
  Selling, general and administrative expenses.............................     66,546                       66,546
  Amortization of intangible assets........................................      1,584        61,200         62,784
  Impairment of long-lived assets and restructuring costs..................     10,842                       10,842
  Interest expense.........................................................     14,231        (2,066)        12,165
  Gain on sale of operations...............................................    (28,673)                     (28,673)
  Other expense............................................................      3,980                        3,980
                                                                              --------     ---------      ---------
     Total costs and expenses..............................................    724,753        43,638        768,391
Loss from operations before reorganization items and income taxes..........    (34,677)      (43,638)       (78,315)
Reorganization items.......................................................     14,920       (14,920)             0
Provision for income taxes.................................................      6,207                        6,207
                                                                              --------     ---------      ---------
Net loss...................................................................   $(55,804)    $ (28,718)     $ (84,522)
                                                                              --------     ---------      ---------
                                                                              --------     ---------      ---------
Basic and diluted earnings per share.......................................                               $  (10.26)
                                                                                                          ---------
                                                                                                          ---------
Weighted average number of common and common equivalent shares
  outstanding..............................................................                               8,240,295
                                                                                                          ---------
                                                                                                          ---------

                                 CAPITALIZATION


     The following table sets forth the actual consolidated cash and cash equivalents and capitalization of Harvard at September 30, 1998, the pro forma adjustments to Harvard's consolidated cash and cash equivalents and capitalization after giving effect to the transactions contemplated by the plan of reorganization and our recent financings and the pro forma consolidated cash and cash equivalents and capitalization of Harvard at September 30, 1998. This table should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, included in Harvard's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, which is incorporated herein by reference.

                                                                           ACTUAL                         PRO-FORMA
                                                                         SEPTEMBER 30,    PRO-FORMA      SEPTEMBER 30,
                                                                            1998          ADJUSTMENTS       1998
                                                                         -------------    -----------    -------------
                                                                                       ($ IN THOUSANDS)
Cash and cash equivalents(1)..........................................     $   11,62       $ (11,621)      $       3
                                                                           ---------       ---------       ---------
Senior debt:
  Existing DIP facility...............................................        39,161         (39,161)             --
  New revolving facility(2) ..........................................            --              --              --
  New term facility...................................................            --          50,000          50,000
  14 1/2% senior secured notes........................................            --          25,000          25,000
  Subordinated DIP facility...........................................        25,000         (25,000)             --
                                                                           ---------       ---------       ---------
                                                                              64,161                          75,000
                                                                           ---------                       ---------
  Total senior debt...................................................       124,637        (124,637)             --
                                                                           ---------       ---------       ---------
Pay-in-kind exchange preferred stock(3)
Shareholders' equity/(deficit):
  New common stock and additional paid-in capital(4) .................            --         175,000         175,000
  Old common stock and additional paid-in capital.....................        20,311         (20,311)             --
  Accumulated deficit.................................................      (629,541)        629,541
                                                                           ---------       ---------       ---------
  Total shareholders' equity/(deficit)................................      (609,230)        784,230         175,000
                                                                           ---------       ---------       ---------
  Total capitalization................................................     $(420,432)      $ 670,432       $ 250,000
                                                                           ---------       ---------       ---------
                                                                           ---------       ---------       ---------

------------------
(1) Cash reduced by $15.9 million of transaction fees and reorganization expenses, offset by a $4.3 million increase in outstanding senior debt.

(2) Approximately $12.5 million of stand-by letters of credit are expected to be outstanding as part of Harvard's self-insurance programs relating to workers' compensation and other general insurance.

(3) Includes $10,142 of undeclared accrued dividends.


(4) The $175 million pro forma valuation of the new common stock was derived by taking the mid-point of the projected valuation range of $150 to $200 million estimated, assuming an effective date of September 30, 1998, by the financial advisors to the creditors' committee in the bankruptcy.



         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA


     The following table presents selected consolidated historical financial data for Harvard as of the dates and for the fiscal periods indicated. The selected audited financial data for each of the five years ended September 30, 1998, 1997, 1996, 1995 and 1994 has been derived from the Consolidated Financial Statements of Harvard included in our Annual Report on Form 10-K for the fiscal year ended September 30, 1998. As a result of the fact that Harvard will be emerged from Chapter 11 and the prospective effect of Fresh Start Reporting, Harvard does not believe that its historical results of operations are necessarily indicative of its results of operations as an ongoing entity following its emergence on November 24, 1998 from bankruptcy. The following information should be read in conjunction with and is qualified by reference to the audited Consolidated Financial Statements of Harvard and notes thereto included in Harvard's Annual

Report on Form 10-K for the fiscal year ended September 30, 1998, which is incorporated herein by reference.

                                                                   YEAR ENDED SEPTEMBER 30,
                                                 -------------------------------------------------------------
                                                   1998         1997         1996        1995(1)       1994
                                                 ---------    ---------    ---------    ---------    ---------
                                                                       ($ IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.....................................   $ 690,076    $ 810,769    $ 824,837    $ 631,832    $ 614,952
Cost of sales.................................     656,243      797,774      776,141      557,340      543,532
                                                 ---------    ---------    ---------    ---------    ---------
Gross profit..................................      33,833       12,995       48,696       74,492       71,420
Selling, general and administrative
  expenses....................................      66,546       45,822       42,858       33,037       32,217
Amortization of goodwill......................       1,584        8,448       15,312        2,986        1,584
Impairment and restructuring charges(3) ......      10,842      288,545           --           --           --
Interest expense(2) ..........................      14,231       36,659       47,004       19,579       11,947
Gain on sale of operations(4) ................     (28,673)          --           --           --           --
Other (income) expense, net(5) ...............       3,980        5,530        1,538       (1,789)        (532)
                                                 ---------    ---------    ---------    ---------    ---------
Income (loss) from continuing operations
  before reorganization items, income taxes
  and extraordinary item......................     (34,677)    (372,009)     (58,016)      20,679       26,204
Reorganization items..........................      14,920       16,216           --           --           --
                                                 ---------    ---------    ---------    ---------    ---------
Income (loss) from continuing operations
  before income taxes and, extraordinary
  item........................................     (49,597)    (388,225)     (58,016)      20,679       26,204
Provision (benefit) for income taxes..........       6,207        1,204        3,196       11,566        9,536
                                                 ---------    ---------    ---------    ---------    ---------
Income (loss) from continuing operations
  before extraordinary item...................     (55,804)    (389,429)     (61,212)       9,113       16,668
Loss from discontinued operations, net of
  tax(6) .....................................          --           --       (7,500)          --       (9,038)
                                                 ---------    ---------    ---------    ---------    ---------
Income (loss) before extraordinary item.......     (55,804)    (389,429)     (68,712)       9,113        7,630
Extraordinary item............................          --           --           --       (2,192)          --
                                                 ---------    ---------    ---------    ---------    ---------
Net income (loss).............................   $ (55,804)   $(389,429)   $ (68,712)   $   6,921    $   7,630
Pay-in-kind preferred dividends and
  accretion(7)................................          --       10,142       14,844       14,809       14,767
                                                 ---------    ---------    ---------    ---------    ---------
Net loss attributable to common
  stockholders................................     (55,804)    (399,571)     (83,556)      (7,888)      (7,137)
                                                 ---------    ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------    ---------
SHARE DATA:
Basic and diluted earnings per share
Income (loss) from continuing operations......   $   (7.94)   $  (56.91)   $  (10.87)   $   (0.82)   $   (0.27)
Loss from discontinued operations.............          --           --        (1.07)          --        (1.28)
Extraordinary Item............................          --           --           --        (0.32)          --
Net loss per share............................   $   (7.94)   $  (56.91)   $  (11.94)   $   (1.14)   $   (1.01)
                                                 ---------    ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------    ---------
Weighted average number of shares and
  equivalents.................................   7,026,437    7,020,692    6,999,279    6,894,093    7,041,324
                                                 ---------    ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------    ---------

                                                                   YEAR ENDED SEPTEMBER 30,
                                                 -------------------------------------------------------------
                                                   1998         1997         1996        1995(1)       1994
                                                 ---------    ---------    ---------    ---------    ---------
                                                                       ($ IN THOUSANDS)
FINANCIAL RATIOS AND OTHER DATA:
Ratio of earnings to fixed charges............          --           --           --         1.17         1.42
Depreciation and amortization.................   $  27,904    $  60,186    $  65,658    $  34,856    $  29,855
Cash flows from continuing operations.........      23,526       11,045       (5,133)      24,305       89,071
Capital expenditures..........................      24,887       36,572       40,578       22,080       10,141
Cash flows (used) provided by investing
  activities..................................       3,564      (34,156)     (48,224)    (226,023)     (13,954)
Cash flows (used) provided by financing
  activities..................................     (24,678)      31,216       27,316      161,283      (30,348)
BALANCE SHEET DATA:
Working capital (deficiency)..................   $ (90,024)   $   2,096    $  (7,158)   $  19,417    $  30,333
Total assets..................................     250,981      307,494      617,705      662,262      387,942
Liabilities subject to compromise(8)..........     385,665      397,319           --           --           --
Debtor-in-possession credit facilities,
  including current portion...................      39,161       87,471           --           --           --
Creditors subordinated term loan..............      25,000           --           --           --           --
Long-term debt, including current portion.....           0       14,087      360,603      324,801      113,381
Pay-in-kind preferred stock...................     124,637      124,637      114,495       99,651       99,841
Shareholders' equity (deficiency).............   $(609,230)   $(547,128)   $(145,724)   $ (62,206)   $ (59,032)

------------------
(1) Includes the results of operations of the Doehler-Jarvis Entities from July 28, 1995, the effective date of that acquisition.

(2) Interest expense does not include interest after May 7, 1997 amounting to $13,605 in respect of the old senior notes as all such interest was included as a liability subject to compromise. See Note 1 to the Consolidated Financial Statements.

(3) During 1997, Harvard recorded charges for impairment of long-lived assets of the Doehler-Jarvis Entities and at two other plants. Harvard also recorded restructuring charges related to two operations scheduled for closing. During 1998, Harvard recorded charges for impairment of long-lived assets of its Tiffin, Ohio facility and for certain assets relating to a platform that will end earlier than anticipated, and a restructuring charge. See Note 13 to the Consolidated Financial Statements. No tax benefit is currently available for any of these charges.

(4) In November of 1997, Harvard sold Kingston-Warren's Material Handling division resulting in a gain on sale of $11,354. During 1998, there was a gain on sale of $17,319 as a result of the sale of the land, building and certain other assets of the Harvard Interiors' St. Louis, Missouri facility and the transfer of certain assets at the Doehler-Jarvis Toledo, Ohio facility and related lease obligations to a third party.

(5) For 1997, other (income) expense, net includes approximately $2,200 related to joint venture losses.

(6) Harvard, in the first quarter of fiscal 1994, decided to discontinue its then specialty fastener segment ("ESNA") and therefore applied the accounting guidelines for discontinued operations. In 1996, Harvard recorded a $7,500 charge to discontinued operations representing the write-down of the ESNA facility and continuing carrying costs. See Note 4 to the Consolidated Financial Statements.

(7) Pay-in-kind preferred dividends after May 7, 1997 do not include $6,749 of accrued dividends.

(8) September 30, 1998 and 1997, includes $300,000 of old senior notes payable which are subject to the guaranty of the combined guarantor subsidiaries and accrued interest of $9,728 which is subject to the guaranty of the combined guarantor subsidiaries.

                               THE EXCHANGE OFFER


EXCHANGE OFFER REGISTRATION STATEMENT


     The old notes were sold by Harvard on November 24, 1998 to initial purchasers, who placed the old notes with institutional investors. In connection therewith, Harvard and the initial purchasers entered into the registration rights agreement, under which Harvard agreed, for the benefit of the holders of the old notes, that Harvard would, at its sole cost,



     o within 60 days following the original issuance of the old notes, file with the SEC an exchange offer registration statement, of which this prospectus is a part, under the Securities Act with respect to an issue of a series of new notes of Harvard identical in all material respects to the series of old notes; and


     o use its reasonable best efforts to cause such exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but in no event later than 120 days following the original issuance of the old notes.

     Upon the effectiveness of the exchange offer registration statement, Harvard will offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes, to be issued without a restrictive legend and which may, subject to certain exceptions described below, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "holder" with respect to any note means any person in whose name such note is registered on the books of Harvard.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Harvard will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Harvard will issue $1,000 principal amount at stated maturity of new notes in exchange for each $1,000 principal amount at stated maturity of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes under the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 at stated maturity.


     The form and terms of the new notes will be identical in all respects, including principal amount, interest rate, maturity and ranking, to terms of the old notes for which they may be exchanged under the exchange offer except that the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain terms providing for an increase in the interest rate on the old notes under circumstances described in the registration rights agreement. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were, and the new notes will be, issued.


     As of the date of this prospectus, $25 million aggregate principal amount at stated maturity of the old notes are outstanding. Harvard has fixed the close
of business on           , 1999 as the record date for the exchange offer for
purposes of determining the persons to whom this prospectus, together with the letter of transmittal, will initially be sent. As of such date, there was one registered holder of the old notes.

     Holders of the old notes do not have any appraisal or dissenters' rights under law or the indenture in connection with the exchange offer. Harvard intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.


     Holders who tender old notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes under the exchange offer. Harvard will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on
             , unless Harvard, in its reasonable discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, Harvard will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date, unless otherwise required by applicable law or regulation.

     Harvard reserves the right, in its reasonable discretion,

     o to delay accepting any old notes, to extend the exchange offer or, if in their reasonable judgment any of the conditions set forth below under the caption "--Conditions" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

     o to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by Harvard to constitute a material change, Harvard will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and Harvard will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which Harvard may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, Harvard shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING


     Only a holder of old notes may tender them in the exchange offer. A holder who wishes to tender old notes for exchange under the exchange offer must transmit a properly completed and duly signed letter of transmittal, or a facsimile thereof, together with any required signature guarantees, or, in the case of a book-entry transfer, agent's message, as discussed below under the caption "--Book-Entry Transfer", and any other required documents, to the exchange agent prior to the expiration date. In addition, either


     o certificates for the old notes must be received by the exchange agent prior to the expiration date along with the letter of transmittal,

     o a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company under the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or

     o the registered holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the old notes, or book-entry confirmation, as the case may be, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to the book entry transfer facility in accordance with its procedure does not constitute delivery to the exchange agent.

     The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were registered holders. To effect a tender of old notes, The Depository Trust Company's participants should either

     o complete and sign the letter of transmittal, or a manually signed facsimile thereof, have the signature thereon guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal, or such manually signed facsimile, to the exchange agent under the procedure set forth in "Procedures for Tendering" or


     o transmit their acceptance to the Depository Trust Company through the its Automated Tender Offer Program for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "--Book-Entry Transfer."

     The tender by a holder will constitute an agreement between such holder and Harvard in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of the old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes, or book-entry confirmation, as the case may be, should be sent to Harvard.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangement to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by a properly completed bond power and signed by such registered holder as such registered holder's name appears on such old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Harvard, evidence satisfactory to Harvard of their authority to so act must be submitted with the letter of transmittal.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an "eligible guarantor institution" within the meaning of Rule 17Ad-5 under the Exchange Act. In the event that a guarantee is required, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.


     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by Harvard in its sole discretion, which determination shall be final and binding. Harvard reserves the absolute right to reject any and all old notes not properly tendered or any old notes Harvard's acceptance of which would, in the opinion of counsel for Harvard, be unlawful. Harvard also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. Harvard's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects of irregularities in connection with tenders of old notes must be cured within such time as Harvard shall determine. Neither Harvard, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will not be deemed to have been properly tendered. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.


     By tendering, each Holder will represent to Harvard, among other things, that


     o it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Harvard;


     o it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes; and


     o it is acquiring the new notes in the ordinary course of its business, a "participating broker-dealer".



     A holder unable to make the foregoing representations is referred to herein as a "restricted holder." A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes under a registration statement containing the selling securityholder information required by
Item 507 of Regulation S-K of the Securities Act, or under an exemption from the registration requirement of the Securities Act.



     Each participating broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from Harvard, may exchange such old notes under the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by the broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of the prospectus contained in the exchange offer registration statement. Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such new notes. Based upon interpretations by the staff of the SEC, Harvard believes that new notes issued pursuant to the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. Harvard has agreed that for a period of 180 days from the date on which the exchange offer registration statement is declared effective, they will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market-making or other trading activities.



     Based upon interpretations by the staff of the SEC, Harvard believes that new notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by a holder thereof, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. For purposes of the exchange offer, Harvard shall be deemed to have accepted properly tendered old notes for exchange when, as and if Harvard has given oral or written notice thereof to the exchange agent.


     In all cases, issuance of new notes for old notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or agent's message and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration date. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with such book-entry transfer facility as promptly as practicable after the expiration date.




BOOK-ENTRY TRANSFER



     The exchange agent will establish a new account or utilize an existing account with respect to the old notes at The Depository Trust Company promptly after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company and whose name appears on a security position listing as the owner of old notes may make a book-entry tender of old notes by causing The Depository Trust Company to transfer such old notes into the exchange agent's account in accordance with The Depository Trust Company's procedures for such transfer. However, although tender of old notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, the letter of transmittal, or a manually signed facsimile thereof, properly completed and validly executed, with any required signature guarantees, or an agent's message in lieu of the letter of transmittal, and any other required documents, must, in any case, be received by the exchange agent at its address set forth below under the caption "Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent's account at The Depository Trust Company as described above is referred to herein as a "book-entry confirmation." Delivery of documents to The Depository Trust Company in accordance with The Depository Trust Company's procedures does not constitute delivery to the exchange agent.


     The term "agent's message" means a message transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating

     o the aggregate principal amount of old notes which have been tendered by such participant;

     o that such participant has received and agrees to be bound by the term of the letter of transmittal; and

     o that Harvard may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their old notes and 1) whose old notes are not immediately available, 2) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or 3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     o the tender is made through an "eligible guarantor institution" within the meaning of 17Ad-5 under the Exchange Act;


     o prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of such old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the old notes, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and



     o such properly completed and executed letter of transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, as well as the certificate(s) representing all tendered old notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must

     o specify the name of the person having deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn including the certificate number or numbers and principal amount of such old notes;

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender; and

     o specify the name in which any such old notes are to be registered, if different from that of the depositor.


     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is itself an eligible guarantor institution. If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by Harvard in its sole discretion, which determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been properly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are properly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.



     Any old notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the exchange offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer to the holder thereof without cost to such holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, such old notes will be credited to an account maintained with such book-entry transfer facility for the old notes.


CONDITIONS

     Harvard will not be required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer before the acceptance of the old notes, if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the reasonable judgment of Harvard, might materially impair the ability of Harvard to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to Harvard, or any material adverse development has occurred in any existing action or proceeding with respect to Harvard or any of its subsidiaries;

     o any change, or any development involving a prospective change, in the business or financial affairs of Harvard or any of their subsidiaries has occurred which, in the reasonable judgment of Harvard, might materially impair the ability of Harvard to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to Harvard;

     o any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of Harvard, might materially impair the ability of Harvard to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to Harvard; or

     o any governmental approval has not been obtained, which approval Harvard shall, in its reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     The above conditions are for the sole benefit of Harvard and may be asserted by Harvard regardless of the circumstances giving rise to any such condition or may be waived by Harvard in whole or in part at any time and from time to time in their reasonable discretion. The failure by Harvard at any time to exercise any of the foregoing rights will not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If Harvard determines in its reasonable discretion that any of the conditions are not satisfied, Harvard may

     o refuse to accept any old notes and return all tendered old notes to the tendering holders;


     o extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes as described in "--Withdrawal of Tenders" above; or


     o A waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

     If such waiver constitutes a material change to the exchange offer, Harvard will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and Harvard will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     Norwest Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. Requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

          By Registered or                    By Hand Delivery or
          Certified Mail:                      Overnight Courier:                        In Person:

      Morwest Bank Minnesota,               Norwest Bank Minnesota,               Norwest Bank Minnesota,
        National Association                  National Association                  National Association
     Corporate Trust Operations            Corporate Trust Operations               Northstar East Bldg.
           P.O. Box 1517                         Norwest Center                       608 2nd Ave. S.
     Minneapolis, MN 55480-1517               Sixth and Marquette                        12th Floor
                                           Minneapolis, MN 55479-0113             Corporate Trust Services
                                                                                 Minneapolis, MN 55479-0113

                                           By Facsimile: (612) 667 4927
                                       Confirm by Telephone: (612) 667-9764

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by Harvard. Harvard has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. Harvard, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the exchange offer will be paid by Harvard. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

     Harvard will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

SHELF REGISTRATION STATEMENT


     If Harvard is not required to file an exchange offer registration statement because (1) the exchange offer is not permitted by applicable law or SEC policy or (2) any holder of transfer restricted securities that is either a "qualified institutional buyer" or an institutional "accredited investor," both as defined by the Securities Act, shall notify Harvard at least 20 business days prior to the consummation of the exchange offer that (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (B) that such holder may not resell the new notes acquired by the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such Holder or (C) that such holder is a broker-dealer and holds securities acquired directly from Harvard or one of its affiliates, then Harvard is required under the registration rights agreement, 32 in lieu of, or in the event of (2) above, in addition to, effecting the registration of the new notes under the exchange offer registration statement to file with the SEC a shelf registration statement. Harvard is required under the registration rights agreement to use its best efforts at the earliest possible time but in no event later than 120 days after the issuance of the old notes to keep such shelf registration statement continuously effective for a period ending on the earlier of the second anniversary of the issuance of the old notes or such time as there are no longer any registrable securities outstanding.


     For purposes of the foregoing, "transfer restricted securities" means each note until

     o the date on which such note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

     o following the exchange by a broker-dealer in the exchange offer of a note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

     o the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

     o the date on which such note is distributed to the public according to Rule 144 under the Act.


     "Registrable securities" means the old notes unless such old notes are sold under Rule 144, or any successor provision, promulgated under the Securities Act under circumstances in which any legend borne by such notes relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Harvard or according to the indenture or such notes are eligible to be sold under paragraph (k) of Rule 144 or when such notes shall cease to be outstanding.



     Harvard will, in the event of the filing of the shelf registration statement, provide to each holder of registrable securities covered by the shelf registration statement copies of any shelf registration statement or any prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of registrable securities. A holder of registrable securities that sells such registrable securities pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder, including indemnification obligations. In addition, holders of registrable securities will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their registrable securities included in the shelf registration statement and benefit from the provisions regarding liquidated damages, if any, set forth in the following paragraph.


LIQUIDATED DAMAGES


     If (a) any of the registration statements required under the registration rights agreement is not filed with the SEC on or prior to the target date specified for such filing therein, (b) any of such registration statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness under the registration rights agreement, (c) the exchange offer has not been consummated within 30 business days after the effectiveness target date with respect to the exchange offer registration statement or
(d) any registration statement required under the registration rights agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective, each such event referred to in clauses (a) - (d), a "registration default," then liquidated damages in the form of interest shall accrue, in addition to any stated interest on the notes, at a rate of 0.50% per annum per $1,000 principal amount of old notes held by such holder. The amount of liquidated damages will increase by an additional 0.50% per annum per $1,000 principal amount of notes with respect to each subsequent 12 week period until all registration defaults have been cured, up to a maximum amount for all liquidated damages for all registration defaults of 2.00% per annum per $1,000 principal amount of notes. All accrued liquidated damages shall be paid to holders by Harvard on a semi-annual basis every March 1 and September 1 in the same manner as interest is paid under the indenture. Following the cure of all registration defaults relating to any particular security whose transfer is restricted, the accrual of the liquidated damages with respect to such security will cease. Liquidated damages have been accruing since March 24, 1999. Such liquidated damages will cease to accrue once the registration statement of which this prospectus forms a part becomes effective.


ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, which is the principal amount as reflected in Harvard's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

REGULATORY APPROVALS

     Harvard does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

     Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and conditions thereof. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                            DESCRIPTION OF THE NOTES


     The new notes will be issued under an indenture among Harvard, the subsidiary guarantors and Norwest Bank Minnesota, National Association, as trustee, which is also the indenture under which the old notes were issued. The terms of the new notes are identical in all respects to the terms of the old notes, except that the new notes will have been registered under the Securities Act, and, therefore, will not bear legends restricting their transfer. Also, the provisions of the registration rights agreement, including those respecting payment of liquidated damages, will not apply to the new notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes are subject to all of those terms, and holders of notes and the related guarantees are referred to the indenture and the Trust Indenture Act for a complete statement of them. The following summary of the material provisions of the indenture is not complete. For a complete understanding of the indenture, you should read the entire document, including the definitions stated in the indenture of the defined terms used in it. Copies of the indenture, the collateral agreement and other security documents and the registration rights agreement were filed as exhibits to the exchange offer registration statement and are available as set forth under the caption "Where You Can Find More Information." The definitions of some of the terms used in the following summary are stated below under "Defined Terms."

     The notes:

     o are senior obligations of Harvard;

     o rank equally in right of payment with all current and future senior debt of Harvard, including our senior credit facility;

     o are secured by liens on substantially all of Harvard's tangible and intangible assets that are second in priority to the liens securing our senior credit facility;

     o rank senior in right of payment to all future subordinated obligations of Harvard; and

     o are fully and unconditionally guaranteed, jointly and severally, by each of Harvard's domestic subsidiaries, which guarantees are secured by liens on substantially all tangible and intangible assets of those subsidiaries that are likewise second in priority to the liens securing our senior credit facility.

     The operations of Harvard are conducted primarily through its subsidiaries, and, therefore, Harvard is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes.


     In addition, Harvard and the Restricted Subsidiaries are parties to our senior credit facility, and all borrowings thereunder are secured by a first priority security interest in the collateral, subject to specific liens. Because the notes are secured by a second priority security interest in the collateral, subject to liens permitted by the covenant entitled "Liens," the notes are effectively subordinated to our senior credit facility up to the value of the collateral securing borrowings under our senior credit facility.



     As of the date of this prospectus, all of our domestic subsidiaries are Restricted Subsidiaries. Under specified circumstances, Harvard will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture.


PRINCIPAL, MATURITY AND INTEREST

     The new notes are in the aggregate principal amount of $25.0 million and will mature on September 1, 2003.

     Interest on the notes accrues at a rate equal to the sum of:

     o the rate of 14 1/2% per annum on the principal amount of notes outstanding, which is calculated on the basis of a 360-day year comprised of twelve 30-day months, plus

     o cash flow participation interest.

     Cash flow participation interest for any relevant period equals the product of:

     o Consolidated Cash Flow for the six month period ending, for interest payments due March 1 of each year, on December 31 and, for interest payments due on September 1 of each year, on June 30 prior to the next succeeding interest payment date, multiplied by

     o the percentage stated in the following table for the period ending on the interest payment date shown:

INTEREST PAYMENT DATE                                            PERCENTAGE
---------------------                                            ----------
March 1, 1999.................................................      2.00%
September 1, 1999.............................................      2.00%
March 1, 2000.................................................      2.50%
September 1, 2000.............................................      2.50%
March 1, 2001.................................................      3.50%
September 1, 2001.............................................      3.50%
March 1, 2002.................................................      4.50%
September 1, 2002.............................................      4.50%
March 1, 2003.................................................      4.50%
September 1, 2003.............................................      4.50%

     If, however, the calculation of cash flow participation interest, based on the percentages stated above, results in an amount that is less than $1 million for two consecutive six month periods taken together, then the cash flow participation interest will be a minimum amount of $1 million for the two corresponding interest payment dates taken together. However:

          (1) if Harvard's Fixed Charge Coverage Ratio is less than 2.50 to 1 for any six month period listed above, then Harvard will have the option to pay cash flow participation interest on the next succeeding interest payment date for that six month period in kind, rather than in cash, by the issuance of additional notes equal to the amount of such interest;

          (2) if Harvard elects to pay cash flow participation interest for a six month period by the issuance of pay-in-kind notes, then Harvard will be required to redeem those pay-in-kind notes on the interest payment date falling immediately after the next succeeding six month period at a redemption price equal to 100% of the principal amount of the pay-in-kind notes plus accrued and unpaid interest and applicable liquidated damages payable under the registration rights agreement, if any, on such pay-in-kind notes, to the date of redemption if, but only if:


             (a) Harvard's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the redemption date would have been at least 2.50 to 1 determined on a pro forma basis after giving effect to the redemption as if the redemption had occurred at the beginning of the applicable four-quarter reference period and




(b) the redemption is permitted by our senior credit facility; and


          (3) in the event that any period for which interest, including cash flow participation interest, accrues and is due is less than 180 days, then the interest due for that period will be pro rated to reflect the actual number of days that the notes were outstanding in that period, calculated on the basis of a 360 day year comprised of twelve 30-day months.

If any pay-in-kind notes are issued, they will have the same form and terms as the new notes offered hereby. The new notes and any such pay-in-kind notes will be treated as a single class for all purposes.

     Interest will be payable semi-annually in arrears on March 1 and September 1 commencing on March 1, 1999 to noteholders of record on the immediately preceding February 15 and August 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1998, the date the old notes were originally issued.

     Interest on overdue principal and on overdue installments of interest will accrue at the same rate of interest that is borne by the notes.

     Principal, prepayment premium, if any, and interest and applicable liquidated damages payable under the registration rights agreement, if any, on the notes will be payable:

          (a) at the office or agency of Harvard maintained for such purpose within the City and State of New York; or

          (b) at the option of Harvard, payment of interest and applicable liquidated damages, if any, may be made by check mailed to the noteholders of the notes at their respective addresses set forth in the register of noteholders; provided that all payments of principal, prepayment premium, interest and applicable liquidated damages, if any, with respect to notes the noteholders of which have given wire transfer instructions to Harvard will be required to be made by wire transfer of immediately available funds to the accounts specified by the noteholders thereof.

     Until otherwise designated by Harvard, Harvard's office or agency in New York will be the office of the trustee maintained for such purpose. The notes will be issued in denominations of $1,000 and integral multiples thereof.

GUARANTEES

     Harvard's payment obligations under the notes will be fully and unconditionally guaranteed on a joint and several basis by the subsidiary guarantors. The guarantees, including the payment of principal and prepayment premium, if any, and of interest and applicable liquidated damages, if any, on the notes:

     o are senior obligations of the subsidiary guarantors;

     o rank pari passu in right of payment with all existing and future senior obligations of the subsidiary guarantors; and

     o are secured by liens on substantially all of the subsidiary guarantors' tangible and intangible assets that are second in priority to the liens securing our senior credit facility;

     o rank senior to all existing and future subordinated obligations of the subsidiary guarantors.

     The guarantees will be secured as set forth below under "Collateral." The obligations of each subsidiary guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law. We and the subsidiary guarantors believe that at the time we initially incurred the obligations under the old notes or the guarantees, as the case may be, we and the subsidiary guarantors together:

     o were (a) in possession of sufficient capital to run our businesses effectively; and (b) incurring debts within our ability to pay as the same become due;

     o were not insolvent nor rendered insolvent by incurring the obligations;
       and

     o had sufficient assets to satisfy any probable money judgment against us in any pending action.

In reaching these conclusions, we and the subsidiary guarantors have relied upon our analysis of internal cash flow projections and estimated values of assets and liabilities of the subsidiary guarantors. We cannot assure you that a court ruling on such questions would reach the same conclusions.

     The claims of trade creditors and other creditors of any subsidiary that is not a subsidiary guarantor will generally have priority as to the assets of such subsidiaries over the claims of the noteholders. At January 3, 1999, the amount of those liabilities of the subsidiaries that are not subsidiary guarantors were approximately $4.2 million.

     The indenture provides that no subsidiary guarantor may consolidate with or merge with or into another corporation, person or entity unless:

          (1) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger assumes all the obligations of such subsidiary guarantor under a supplemental indenture in form and substance reasonably satisfactory to the trustee, under the notes and the indenture; and

          (2) immediately after giving effect to such transaction, no default or event of default exists.

     The indenture provides that in the event of a sale or other disposition of all of the assets of any subsidiary guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any subsidiary guarantor, then the subsidiary guarantor or the corporation acquiring the property, as applicable, will be released from any obligations under its guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture and the intercreditor agreement signed in connection therewith. See "Repurchase at the Option of Noteholders--Asset Sales."

     Until all guarantees by the subsidiary guarantors under the indenture and the notes have been released in accordance with the next succeeding sentence, Harvard must cause each domestic subsidiary that is an obligor under our senior credit facility to become a subsidiary guarantor under the indenture and the notes and thereby issue its guarantee of the notes on the terms and conditions set forth in the indenture and the notes.

     Upon a subsidiary ceasing to be an obligor under our senior credit facility, the guarantee of such subsidiary under the indenture and the notes will be released and discharged at such time and will not be reinstated or renewed so long as the subsidiary's obligations under our senior credit facility remain discharged.

COLLATERAL


     Harvard, the subsidiary guarantors, the trustee and Norwest Bank Minnesota, National Association, as collateral agent, have entered into a collateral agreement. Under the collateral agreement, the notes and the guarantees are secured by a second priority security interest in substantially all the tangible and intangible assets of Harvard and the subsidiary guarantors and all proceeds thereof. The collateral also includes all of the outstanding stock of each of the subsidiary guarantors and 65% of the stock of one of Harvard's Canadian subsidiaries, which is not a guarantor. Harvard and the subsidiary guarantors will maintain the security interest created by the security documents as a perfected security interest and will furnish reports further describing the collateral as the collateral agent may from time to time request. For a discussion of the risks relating to the use of the collateral to secure the notes, see "Risk Factors--The notes are secured by a second priority security interest; in case of a default or foreclosure, there may not be sufficient assets to pay amounts due on the notes," "--The remedies selected by the agent for our senior lenders in the event of a foreclosure on the collateral may result in the release of the collateral as security for the new notes," and "--A future bankruptcy by Harvard could delay or prevent a sale of the collateral to pay the new notes, and increase the risk that the new notes will be paid in full or at all."


BANKRUPTCY LIMITATIONS

     The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default would be significantly impaired by applicable provisions of the Bankruptcy Code in the event that a bankruptcy proceeding were to be commenced by or against Harvard or the subsidiary guarantors prior to the collateral agent having repossessed and disposed of the collateral. Prior to foreclosing on the property securing the notes and the guarantees, the trustee must pursue payment under the guarantees. Under the Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

     Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.

     In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the collateral or whether or to what extent noteholders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection." Any disposition of the collateral would also require approval of the bankruptcy court. See "Risk Factors--A future bankruptcy by Harvard could delay or prevent a sale of the collateral to pay the new notes, and increase the risk that the new notes will be paid in full or at all."


     No appraisals of any of the collateral have been prepared by or on behalf of Harvard in connection with the issuance and sale of the notes. In the event a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due under the indenture and the collateral agreement, the collateral agent, on behalf of the noteholders of notes, would have a secured claim up to the value of the collateral securing Harvard's and the subsidiary guarantors' obligations under the notes and the guarantees, subject to the intercreditor agreement and liens permitted under the covenant described below under "Liens," and unsecured claims with respect to any shortfall. The Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs and attorneys' fees to the collateral agent during a debtor's bankruptcy case only up to the value of the collateral that is determined by the bankruptcy court to exceed the aggregate obligation under such note or guarantee.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Possession and the Use of Collateral. Unless an event of default occurs and is continuing, Harvard and the subsidiary guarantors will generally have the right:

     o to remain in possession and retain exclusive control of the collateral securing Harvard's and the subsidiary guarantors' obligations under the notes and the guarantees; and

     o to freely operate the collateral and to collect, invest and dispose of any income therefrom.

     Release of Collateral. The collateral securing Harvard's and the subsidiary guarantors' obligations under the notes and the guarantees may be sold or disposed of free and clear of the security interests referred to above in connection with:

     o sales of inventory and collection of accounts receivable in the ordinary course of business;

     o sales and other dispositions as described below under "Asset Sale Release;" and

     o the release of collateral with the consent of each affected noteholder.

     In general, upon compliance by Harvard with the conditions stated below, under the security documents relating to the notes and those relating to Harvard's senior credit facility, the intercreditor agreement, and the applicable provisions of the Trust Indenture Act in respect of any release of items of collateral, and upon delivery by Harvard to the collateral agent of an opinion of counsel to the effect that those conditions have been met, the collateral agent will release the items to be released from the lien of the collateral agreement and reconvey those items to Harvard and its subsidiaries, as applicable.

     Asset Sale Release. Harvard has the right to obtain a release of items of collateral that are the subject of an Asset Sale upon compliance with the condition that Harvard deliver to the collateral agent the following:

          (A) a notice from Harvard requesting the release of those items of collateral:

             (1) describing the proposed items to be released;

             (2) specifying the purchase price received for such items on a date within 30 days of such notice;


             (3) stating that the purchase price received is at least equal to the fair market value of the items to be released as well as other matters, to the extent applicable, relating to restrictions set forth under the caption "Asset Sales";

             (4) stating that the release of such items would not be expected to interfere with the collateral agent's ability to realize the value of the remaining collateral and will not impair the maintenance and operation of the remaining collateral; and

             (5) certifying that such Asset Sale complies with the terms and conditions of the security documents with respect thereto;

          (B) an officer's certificate stating that:

             (1) such Asset Sale covers only the items to be released and complies with the terms and conditions of the indenture with respect to Asset Sales;

             (2) all net proceeds from the sale of those items will be applied under the provisions of the applicable security documents and the intercreditor agreement;

             (3) there is no default or event of default in effect or continuing on the date thereof, the date the purchase price is received or the date of such Asset Sale; and

             (4) the release of the item of collateral will not result in a default or event of default under the indenture, the senior credit facility, or the security documents relating to the release in question; and

          (C) Excess proceeds, if any, that are required to be delivered to the collateral agent under the indenture and the intercreditor agreement and to the administrative agent under our senior credit facility and the intercreditor agreement have been so delivered or are being delivered.

INTERCREDITOR AGREEMENT

     Harvard, the administrative agent under our senior credit facility and the trustee have entered into an intercreditor agreement. The intercreditor agreement provides for, among other things:

     o the allocation of rights between the administrative agent and the trustee with respect to the collateral;

     o enforcement provisions and remedies with respect thereto; and

     o the release of the collateral.

     The intercreditor agreement includes provisions in which the trustee acknowledges that:

     o the lenders under the senior credit facility will be granted a first priority security interest in the collateral;

     o the trustee will not have any claims to the collateral on either an equal basis or prior to the administrative agent under the senior credit facility; and

     o so long as the obligations of Harvard and the subsidiary guarantors under the senior credit facility have not been satisfied, the trustee will not have any right or claim in respect of the rights and remedies of the administrative agent and such lenders, except as provided by the intercreditor agreement. Neither will the administrative agent or the lenders under the senior credit facility have any obligation regarding the exercise of such rights or any other obligation or duty in respect of the trustee, nor may the trustee participate in the commencement or solicitation of commencement of any bankruptcy proceeding against Harvard or seek the appointment of a receiver for the affairs or property of Harvard, except that the trustee may pursue its rights under the indenture regarding the collection of accrued and unpaid interest unless a default or event of default has occurred under the senior credit facility.

     The intercreditor agreement also provides that so long as the obligations or commitments under our senior credit facility have not been paid in full or terminated, as the case may be, the trustee will not be able to:

     o exercise any remedies with respect to the collateral on behalf of the noteholders;

     o institute any action with respect to such remedies, including any foreclosure action or contest any foreclosure proceeding brought by the administrative agent or any lender under the senior credit facility or any other exercise by any such party of any rights and remedies relating to the collateral under the security documents or otherwise; or

     o object to the forbearance by the lenders under the senior credit facility from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights relating to the collateral.


     In addition, the administrative agent has the exclusive right to enforce specified rights, exercise specified remedies and make specified determinations regarding the disposition of the collateral.


     The administrative agent is required, under the terms of the intercreditor agreement, to apply the proceeds from the sale or other disposition of the collateral:

     o first, to satisfy in full all costs and expenses, including attorneys' fees and disbursements, incurred by the lenders under the senior credit facility and the administrative agent in connection with such disposition;

     o second, to satisfy in full the claims of those lenders; and,

     o after all commitments of those lenders to make loans under the senior credit facility have been terminated, to deliver any remaining proceeds to the trustee to be applied to the claims of the noteholders.

     The Uniform Commercial Code, which may not be applicable in a bankruptcy context, imposes for the benefit of the trustee and the noteholders a requirement that any foreclosure sale of collateral be conducted in a commercially reasonable manner, which requirement may be modified, but not waived, by contract. In addition, the parties to the intercreditor agreement have agreed that, in the enforcement and exercise of their rights and remedies under the security documents signed in connection with the senior credit facility, the administrative agent and the lenders will act in a commercially reasonable manner.

     The administrative agent under the senior credit facility is required to act in the interest of the lenders under our senior credit facility. Neither the trustee nor the noteholders may hold the collateral or contest any senior lien granted by Harvard to the lenders under the senior credit facility. Those lenders and the administrative agent have the exclusive right to release any or all of the collateral, subject to the trustee's written notice to the administrative agent that such release does not violate the indenture. In addition, in order to facilitate the sale of the capital stock of any subsidiary guarantor permitted by our senior credit facility and the indenture, the administrative agent may release such subsidiary guarantor from its obligations under our senior credit facility without the consent of the trustee, subject to the trustee's written notice to the administrative agent that such release does not violate the indenture.

OPTIONAL REDEMPTION

     Prior to September 1, 2001, the notes are redeemable, in whole or in part, at the option of Harvard:

     o upon not less than 30 and no more than 60 days' prior notice;

     o on any March 1, June 1, September 1 or December 1 of any year; and

     o at a redemption price equal to:

            (a) 100% of the principal amount thereof, plus

            (b) the applicable prepayment premium, plus

            (c) to the extent not included in the prepayment premium, accrued and unpaid interest and liquidated damages, if any, applicable under the registration rights agreement, to the date of redemption.

     For purposes of the foregoing:


     o the prepayment premium, with respect to a note, is an amount equal to the present value of the remaining percentage interest and premium payments due on such note as if such note were redeemed on September 1, 2001 in accordance with the next succeeding paragraph, discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the Treasury Rate plus 100 basis points; and



     o if Harvard redeems any note on June 1 or December 1 of any year, then cash flow participation interest must be calculated by multiplying
       (a) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (b) the applicable percentage, stated under "Principal, Maturity and Interest," corresponding to the date next succeeding that June 1 or December 1, as the case may be.


     On or after September 1, 2001, the notes are redeemable, in whole or in part:

     o upon not less than 30 nor more than 60 days' prior notice; and

     o at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and applicable liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

YEAR                                                             PERCENTAGE
----                                                             ----------
2001..........................................................     107.250%
2002..........................................................     103.625%

     For purposes of the foregoing, if Harvard redeems any note:

     o on March 1 or September 1 of any year, then cash flow participation interest will be calculated as set forth under "Principal, Maturity and Interest;"


     o on June 1 or December 1 of any year, then cash flow participation interest will be calculated by multiplying (a) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (b) the applicable percentage, stated under "Principal, Maturity and Interest," corresponding to the date next succeeding that June 1 or December 1, as the case may be; and


     o on any date other than March 1, June 1, September 1 or December 1 of any year, then cash flow participation interest will be calculated as described under "Principal, Maturity and Interest" with respect to such calculation for prorated periods.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, by lot, pro rata or by such other method as the trustee may deem fair and appropriate; provided that no notes of $1,000 or less may be redeemed in part. Notices of redemption must be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each noteholder to be redeemed at its registered address.

     Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the noteholder thereof upon cancellation of the original note. notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as stated above under "Principal, Maturity and Interest" with respect to redemption of pay-in-kind notes and below under "Repurchase at the Option of Noteholders," Harvard is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF NOTEHOLDERS

     Change of Control. Upon the occurrence of a Change of Control, each noteholder will have the right to require Harvard to repurchase all or any part equal to $1,000 or an integral multiple thereof of such noteholder's notes in accordance with the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and applicable liquidated damages thereon, if any, to the date of purchase. The calculation of the portion of unpaid interest represented by cash flow participation interest must be made in the same manner as that described under the second paragraph of the caption above entitled "Optional Redemption."

     Within ten days following any Change of Control, Harvard will mail a notice to each noteholder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, under the procedures required by the indenture and described in such notice. Harvard will comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the date specified for repurchase of the notes, Harvard will, if lawful:

     o accept for payment all notes properly tendered;

     o deposit the required payment amounts with the paying agent for the notes in respect of all notes so tendered; and

     o deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes being purchased by Harvard.

     The paying agent will promptly mail to each holder of notes so tendered the required payment for such notes, and the trustee will promptly authenticate and mail or cause to be transferred by book entry to each noteholder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Harvard will publicly announce the results of the repurchase on or as soon as practicable after the date of payment.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the noteholders of the notes to require that Harvard repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.


     Our senior credit facility prohibits Harvard from purchasing any notes following a Change of Control and also will provide that specified change of control events with respect to Harvard would constitute an event of default thereunder. Any future credit agreements or other agreements relating to senior debt to which Harvard becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Harvard is prohibited from purchasing notes, Harvard could seek the consent of the lenders under the senior credit facility to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Harvard does not obtain such a consent or repay such borrowings, Harvard will remain prohibited from purchasing notes. In such case, Harvard's failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under our senior credit facility. The indenture provides that, prior to complying with the provisions of this covenant, but in any event within 60 days following a Change of Control, Harvard will either repay all outstanding senior debt other than the notes or obtain the requisite consents or waivers, if any, under all agreements governing outstanding senior debt to permit the repurchase of notes required by this covenant.


     Harvard will not be required to repurchase notes upon a Change of Control if a third party offers to do so in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a repurchase by Harvard upon a Change of Control, and purchases all notes properly tendered and not withdrawn under such offer, or if Harvard exercises an option to purchase the notes.

     The definition of Change of Control includes a phrase relating to sales and other dispositions of "all or substantially all" of the assets of Harvard and its subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is not a precise or established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require Harvard to repurchase such notes as a result of a sale or other disposition of less than all of the assets of Harvard and its subsidiaries to another person or group may be uncertain.

     Asset Sales. Harvard will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     o Harvard or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee, of the assets; and

     o at least 85% of the consideration received by Harvard or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of:

            (a) any liabilities, as shown on Harvard's or such Restricted Subsidiary's most recent balance sheet, of Harvard or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof, that are assumed by the transferee of any such assets under a customary novation agreement that releases Harvard or such Restricted Subsidiary from further liability; and

            (b) any securities, notes or other obligations received by Harvard or any such Restricted Subsidiary from such transferee that are immediately converted by Harvard or such Restricted Subsidiary into cash, up to the amount of the cash received, will be deemed to be cash for purposes of this provision.

     Notwithstanding the above:

     o Harvard will not be permitted to make any Asset Sale of its subsidiary The Kingston-Warren Corporation; and

     o Harvard must comply with the applicable requirements of
       Section 314(d) of the Trust Indenture Act regarding, and as a condition to, the release of collateral.

     Within 180 days after the receipt of any net proceeds from an Asset Sale, Harvard may apply such net proceeds, at its option:

     o to repay Indebtedness under our senior credit facility and, in the case of borrowings under the revolving credit portion of our senior credit facility, to correspondingly permanently reduce the commitments with respect thereto;

     o to the acquisition of a controlling interest in another business, provided that (a) on a pro forma basis after giving effect to such acquisition, Harvard's Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters preceding such acquisition is no higher than it would have been without giving pro forma effect to such acquisition and (b) such other business engages in a Permitted Business; or

     o to make a capital expenditure or the acquisition of other tangible long-term assets, in each case, in Permitted Businesses.


     Pending the final application of any such net proceeds, Harvard may temporarily reduce Indebtedness under our senior credit facility or otherwise invest such net proceeds in any manner that is not prohibited by the indenture. If there are more than $2 million of net proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph, Harvard will be required to make an offer to all noteholders, an "Asset Sale Offer", to purchase the maximum principal amount of notes that may be purchased out of those excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and applicable liquidated damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. If the aggregate amount of notes tendered under an Asset Sale Offer is less than those excess proceeds, Harvard may use any of the remaining excess proceeds for general corporate purposes. If the aggregate principal amount of notes surrendered by noteholders thereof exceeds the amount of those excess proceeds, the trustee will select the notes to be purchased on a pro rata basis.



     Our senior credit facility contains covenants that restrict the ability of Harvard to sell assets, other than the assets of the Toledo, Tiffin and Harman businesses, obsolete assets, sales of inventory in the ordinary course of business and other exceptions.

COVENANTS

  Restricted Payments

     The indenture provides that Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


     o declare or pay any dividend or make any other payment or distribution on account of Harvard's or any of its Restricted Subsidiaries' equity interests, including any payment in connection with any merger or consolidation involving Harvard, or to the direct or indirect holders of Harvard's or any of its Restricted Subsidiaries' equity interests in their capacity as such, other than dividends or distributions payable in equity interests, other than Disqualified Stock, of Harvard and other than dividends and distributions payable to Harvard or any Restricted Subsidiary;


     o purchase, redeem or otherwise acquire or retire for value, including in connection with any merger or consolidation involving Harvard, any equity interests of Harvard or any direct or indirect parent of Harvard or other affiliate of Harvard, other than a subsidiary of Harvard;

     o make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes; or

     o make any Restricted Investment;

unless, at the time of and after giving effect to any of these payments or other actions (collectively, "Restricted Payments"):

          (a) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Harvard would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and


          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Harvard or any of its Restricted Subsidiaries after November 24, 1998, excluding Restricted Payments permitted by clauses (2), (3) or (4) of the next succeeding paragraph, is less than the sum of (1) 50% of the Consolidated Net Income of Harvard for the period, taken as one accounting period, from the beginning of the first fiscal quarter immediately following November 24, 1998 to the end of Harvard's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus (2) 100% of the aggregate net cash proceeds received by Harvard as a contribution to its common equity capital or from the issue or sale since November 24, 1998 of equity interests of Harvard, other than Disqualified Stock, or of Disqualified Stock or debt securities of Harvard that have been converted into such equity interests, other than equity interests, or Disqualified Stock or convertible debt securities, sold to a Restricted Subsidiary of Harvard and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock, plus (3) to the extent not already included in Consolidated Net Income of Harvard for such period without duplication, if any Restricted Investment that was made by Harvard or any of its Restricted Subsidiaries after November 24, 1998 is sold for cash or otherwise liquidated or repaid for cash, or if any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the November 24, 1998 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary, less the cost of disposition, if any, and (B) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary.

     So long as no default or event of default has occurred and is continuing or would be caused thereby, the foregoing provisions do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the notes or equity interests of Harvard in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of Harvard, of other equity interests of Harvard (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c) (2) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of Harvard to the holders of its common equity interests so long as Harvard or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its equity interests;

          (5) the repurchase, redemption or other acquisition or retirement for value of any equity interests of Harvard that are held by any member of Harvard's or any of its Restricted Subsidiaries' management under any management equity subscription agreement or stock option agreement, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests may not exceed $500,000 in any twelve-month period; and

          (6) distributions required under Harvard's plan of reorganization in bankruptcy, but only in the manner and in the amount contemplated thereby.

     The amount of all Restricted Payments other than cash will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Harvard or such Restricted Subsidiary of Harvard, under the Restricted Payment. The fair market value of any non-cash Restricted Payment will be determined by the Board of Directors of Harvard whose resolution with respect thereto must bedelivered to the trustee, such determination to be based upon an opinion or appraisal issued by an investment banking firm of national standing or by an appraisal firm of national standing, if such fair market value exceeds or reasonably may exceed $1.0 million. Not later than the date of making any Restricted Payment, Harvard must deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The indenture provides that Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, become liable with respect to any Indebtedness, including Acquired Debt, and Harvard will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Harvard may incur Indebtedness, including Acquired Debt, and issue shares of Disqualified Stock and any Restricted Subsidiary may incur Acquired Debt if:

     o Harvard's Fixed Charge Coverage Ratio for Harvard's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.75 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

     o Harvard is in compliance with the covenant described below entitled "Maintenance of Consolidated Leverage Ratio."

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no default has occurred and is continuing or would be caused thereby:

          (1) the incurrence by Harvard or its Restricted Subsidiaries of Indebtedness under our senior credit facility and letters of credit outstanding thereunder, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of Harvard and its Restricted Subsidiaries thereunder; provided that the sum of the aggregate principal amount of all Indebtedness of Harvard and its Restricted Subsidiaries outstanding under our senior credit facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred under this clause (1) does not exceed an amount equal to $125.0 million less, without duplication, (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under the term loan portion of our senior credit facility that have been made by Harvard and its Restricted Subsidiaries since the November 24, 1998, (y) the aggregate amount of pay-in-kind notes issued and outstanding under the indenture and (z) the aggregate amount of Asset Sale proceeds applied by Harvard and its Restricted Subsidiaries to permanently reduce the availability of revolving credit Indebtedness under our senior credit facility according to the provisions described under the caption "Asset Sales;"

          (2) the incurrence by Harvard of Indebtedness represented by the notes and the pay-in-kind notes issued under the indenture and the incurrence by the subsidiary guarantors of the guarantees;

          (3) the incurrence by Harvard or any of its Restricted Subsidiaries of Indebtedness represented by obligations under capital leases, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Harvard or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred under this clause (3), not to exceed $5.0 million at any time outstanding;

          (4) the incurrence by Harvard or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (5) the incurrence by Harvard of Indebtedness owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary which is a guarantor owing to and held by Harvard or another Restricted Subsidiary which is a guarantor; provided, however, that (a) if Harvard is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and the indenture, (b) if a Restricted Subsidiary of Harvard is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's guarantee and
     (c)(1) any subsequent event or issuance or transfer of equity interests that results in any such Indebtedness being held by a person other than Harvard or a Restricted Subsidiary of Harvard and (2) any sale or other transfer of any such Indebtedness to a person that is not either Harvard or a subsidiary guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Harvard or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);


          (6) the incurrence by Harvard or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging currency, commodity or interest rate risk, including with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes;


          (7) the guarantee by Harvard or any of the subsidiary guarantors of Indebtedness of Harvard or a Restricted Subsidiary of Harvard that was permitted to be incurred by another provision of this covenant "Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (8) the incurrence by Harvard's subsidiary, Trim Trends Canada Ltd., of indebtedness under its revolving loan facility with Canadian Imperial Bank of Commerce, provided that the aggregate principal amount of all Indebtedness of Trim Trends Canada Ltd. outstanding under the that facility, after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred under this clause (8), does not exceed an amount equal to $2.0 million; and

          (9) the incurrence by Harvard of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred under this clause (9), not to exceed $2.5 million.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, Harvard shall, in its sole discretion, classify such item of Indebtedness as of the date of incurrence thereof in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred under only one of such clauses or under the first paragraph hereof. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  Maintenance of Consolidated Leverage Ratio


     The indenture provides that, so long as the notes are outstanding, Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of Harvard ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                                                               CONSOLIDATED
                                                                 LEVERAGE
FISCAL QUARTER                                                    RATIO
--------------                                                 ------------
December 31, 1998...........................................       4.50
March 31, 1999..............................................       4.50
June 30, 1999...............................................       4.50
September 30, 1999..........................................       4.50
December 31, 1999...........................................       4.00
March 31, 2000..............................................       4.00
June 30, 2000...............................................       4.00
September 30, 2000 and thereafter
  until September 1, 2003...................................       3.50

  Maintenance of Consolidated Interest Coverage Ratio

     So long as the notes are outstanding, Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Harvard ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                              CONSOLIDATED
                                                                INTEREST
FISCAL QUARTER                                               COVERAGE RATIO
--------------                                               --------------
December 31, 1998.........................................        2.00
March 31, 1999............................................        2.00
June 30, 1999.............................................        2.00
September 30, 1999........................................        2.00
December 31, 1999.........................................        2.25
March 31, 2000............................................        2.25
June 30, 2000.............................................        2.25
September 30, 2000........................................        2.25
December 31, 2000 and thereafter
  until September 1, 2003.................................        2.75


  Liens

     Harvard will not, and will not permit any of its Restricted Subsidiaries to allow the existence of any lien of any kind securing Indebtedness, Attributable Debt, or trade payables, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly allow the existence of any encumbrance or restriction on the ability of any Restricted Subsidiary of Harvard to:

     o (x) pay dividends or make any other distributions to Harvard or any of its Restricted Subsidiaries on its capital stock or with respect to any other interest or participation in, or measured by, its profits, or
       (y) pay any Indebtedness owed to Harvard or any of its Restricted Subsidiaries;

     o make loans or advances to Harvard or any of its Restricted Subsidiaries;
       or

     o transfer any of its properties or assets to Harvard or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

            (a) our senior credit facility as originally in effect, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in our senior credit facility as originally in effect;

            (b) the indenture and the notes;

            (c) applicable law;

            (d) any instrument governing Indebtedness or capital stock of a person acquired by Harvard or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

            (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business;

            (f) capital leases, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the property so acquired;

            (g) Indebtedness of subsidiary guarantors, provided that such Indebtedness was permitted to be incurred under the indenture; or

            (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation, or Sale of Assets


     The indenture provides that Harvard will not, directly or indirectly, consolidate or merge with or into, whether or not Harvard is the surviving corporation, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another person unless:


     o Harvard is the surviving corporation or the person formed by or surviving any such consolidation or merger, if other than Harvard, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     o the person formed by or surviving any such consolidation or merger, if other than Harvard, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Harvard under the notes and the indenture under a supplemental indenture in a form reasonably satisfactory to the trustee;

     o immediately before and after such transaction no default or event of default shall have occurred; and

     o except in the case of a merger of Harvard with or into a subsidiary guarantor, Harvard or person formed by or surviving any such consolidation or merger, if other than Harvard, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

            (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Harvard immediately preceding the transaction; and

            (b) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

     The indenture provides that Harvard may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person.

  Transactions with Affiliates

     The indenture provides that Harvard will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of their affiliates, unless:

     o such transaction is on terms that are no less favorable to Harvard or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Harvard or such Restricted Subsidiary with an unrelated person; and

     o Harvard delivers to the trustee (a) with respect to any transaction with an affiliate or series of related transactions with affiliates involving aggregate consideration in excess of $1.0 million, a resolution of its Board of Directors set forth in an officers' certificate certifying that such transaction complies with the above requirement and that such transaction has been approved by a majority of the disinterested members of its Board of Directors and (b) with respect to any transaction with an affiliate or series of related transactions with affiliates involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the noteholders of such transaction from a financial point of view issued by an investment banking firm of national standing or an appraisal firm of national standing; provided that none of the following shall be deemed to be transactions:

            (1) any employment agreement entered into by Harvard or any of its Restricted Subsidiaries in the ordinary course of business of Harvard or such Restricted Subsidiary, as the case may be;

            (2) transactions between or among Harvard and/or its subsidiary guarantors on terms that are no less favorable to Harvard and/or such subsidiary guarantor than those that would have been obtained in a comparable transaction by Harvard and/or such subsidiary guarantor with an unrelated person;

            (3) any sale or other issuance of equity interests, other than Disqualified Stock of Harvard or of equity interests of any Restricted Subsidiary to Harvard or any other Restricted Subsidiary;

            (4) Restricted Payments that are permitted by, and Investments that are not prohibited by, the covenant described above under the caption "Restricted Payments;"

            (5) fees and compensation paid to members of the Board of Directors of Harvard and of its Restricted Subsidiaries in their capacity as such, if such fees and compensation are reasonable and customary;

            (6) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and

            (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Harvard or any of its Restricted Subsidiaries, as determined by the Board of Directors of Harvard or of any such Restricted Subsidiary, if such fees and compensation are reasonable and customary, shall not be treated as transactions with affiliates covered by these provisions.

For such purposes, an "affiliate" of a person includes any person who controls, is controlled by, or is under common control with that person, and any person who beneficially owns 10% or more of the capital stock of that person.

  Sale and Leaseback Transactions

     The indenture provides that Harvard will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Harvard may enter into a sale and leaseback transaction if:

     o Harvard could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under
       (a) the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) the covenant described above under the caption "Maintenance of Consolidated Leverage Ratio;"

     o the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of such sale and leaseback transaction; and

     o the transfer of assets in such sale and leaseback transaction is permitted by, and Harvard applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of Noteholders--Asset Sales."

  Impairment of Security Interests


     The indenture provides that, subject to the intercreditor agreement, neither Harvard nor any of its subsidiaries will take or omit to take any action that would adversely affect or impair the security interests granted to the collateral agent, in favor of the trustee and noteholders of notes, with respect to the collateral. Neither Harvard nor any of its subsidiaries may grant to any person, or permit any person to retain, other than the collateral agent, any interest whatsoever in the collateral, other than the security interest of our senior credit facility and Permitted Liens as permitted under the covenant entitled "Liens." Neither Harvard nor any of its subsidiaries will enter into any agreement that requires the proceeds from any sale of collateral to be applied to repay, redeem, defease or otherwise acquire or retire Indebtedness of any person, other than as permitted by the indenture, under the covenant described above under the caption "Liens", the notes, the intercreditor agreement and the collateral agreement.


  Additional Subsidiary Guarantors

     The indenture provides that, if Harvard or any of its Restricted Subsidiaries acquire or create another Restricted Subsidiary after November 24, 1998, then such newly acquired or created Restricted Subsidiary will:

     o execute a supplemental indenture in form and substance satisfactory to the trustee providing that such Restricted Subsidiary will become a subsidiary guarantor under the indenture and the collateral agreement;

     o issue a guarantee or endorse the notes on the same terms and conditions as the guarantees that will be issued by each subsidiary guarantor pursuant to the indenture and the collateral agreement; and

     o deliver an opinion of counsel to the effect, among other things, that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary.

  Business Activities

     The indenture provides that Harvard will not, and Harvard will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to Harvard and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

     The indenture provides that Harvard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any noteholder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all noteholders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The indenture provides that whether or not Harvard is so required by the rules and regulations of the SEC, so long as any notes are outstanding, Harvard will furnish to each of the noteholders:

     o all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Harvard were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Harvard and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by Harvard's independent public accountants, which shall be firm(s) of established national reputation, and

     o all information that would be required to be filed with the SEC on Form 8-K if Harvard were required to file such reports.

     All such information and reports must be filed with the SEC on or prior to the dates on which such filings would have been required to be made had Harvard been subject to the rules and regulations of the SEC. In addition, whether or not required by the rules and regulations of the SEC, Harvard shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. For so long as any notes remain outstanding, Harvard and the subsidiary guarantors shall furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an event of default:

     o default for 30 days in the payment when due of interest on, or applicable liquidated damages, if any, with respect to, the notes;

     o default in payment when due of the principal of or premium, if any, on the notes;

     o failure by Harvard or any of its Restricted Subsidiaries to comply with the provisions described under the captions "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation, or Sale of Assets;"

     o failure by Harvard or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "Repurchase at the Option of Noteholders--Asset Sales" or "Repurchase at the Option of Noteholders--Change of Control;"

     o failure by Harvard or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the indenture, the notes, the guarantees, the collateral agreement and the other security documents;

     o default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Harvard or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Harvard or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after November 24, 1998, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a default in payment or the maturity of which has been so accelerated, aggregates without duplication $1.0 million or more;

     o failure by Harvard or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $1.0 million, excluding amounts covered by insurance, which judgments are not paid, discharged, stayed, vacated or bonded pending appeal by a reputable financial intermediary with an investment grade rating for a period of 60 days from the entry thereof;


     o specified events of bankruptcy or insolvency with respect to Harvard or any of its Restricted Subsidiaries;


     o except as permitted under the indenture and the collateral agreement, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect for 30 days after notice or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, shall deny or disaffirm its obligations under its guarantee; and

     o except as permitted by the collateral agreement and the other security documents, any amendments thereto or the covenant described above under the caption "Liens", any of the collateral agreement or the other security documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the security interest purported to be created in the collateral in favor of the noteholders for 30 days after notice.


     If any event of default occurs and is continuing, the trustee or the noteholders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specified events of bankruptcy or insolvency, with respect to Harvard or any Restricted Subsidiary, all outstanding notes will become due and payable without further action or notice. Noteholders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to limitations, noteholders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from noteholders of the notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.


     In the case of any event of default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Harvard with the intention of avoiding payment of the premium that Harvard would have had to pay if Harvard then had elected to redeem the notes under the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable if permitted by law upon the acceleration of the notes.


     The noteholders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the noteholders of all of the notes waive any default or event of default and its consequences under the indenture except a default or event of default in the payment of interest on, or the principal of, the notes.


     Harvard is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Harvard is required upon becoming aware of any default or event of default or any litigation, investigation, administrative action or other proceeding by a governmental authority, to deliver to the trustee a statement specifying such default or event of default or such proceeding.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The indenture provides that no director, officer, employee, incorporator or stockholder of Harvard, as such, will have any liability for any obligations of Harvard under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each noteholder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

TRANSFER AND EXCHANGE

     A noteholder may transfer or exchange notes in accordance with the indenture. The registrar of the notes and the trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and Harvard may require a noteholder to pay any taxes and fees required by law or permitted by the indenture. Harvard is not required to transfer or exchange any note selected for redemption. Also, Harvard is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered noteholder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the noteholders of at least a majority in principal amount of the notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the noteholders of a majority in principal amount of the notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for notes.

     Without the consent of noteholders of notes holding at least two-thirds in principal amount of the notes then outstanding, an amendment or waiver may not make any change to those Sections in the indenture that are set forth under the covenants described above under the captions "Incurrence of Indebtedness and Issuance of Preferred Stock," "Restricted Payments," "Liens" and "Change of Control", if such amendment or waiver would adversely affect the rights of noteholders.

     Without the consent of each noteholder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting noteholder:

     o reduce the principal amount of notes whose noteholders must consent to an amendment, supplement or waiver;

     o reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Noteholders";

     o reduce the rate of, amounts due under or change the time for payment of interest on any note;

     o waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes, except a rescission of acceleration of the notes by the noteholders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

     o make any note payable in money other than that stated in the indenture and the notes;

     o make any change in the provisions of the indenture relating to waivers of past defaults or the rights of noteholders to receive payments of principal of or premium, if any, or interest on the notes;

     o waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "Repurchase at the Option of Noteholders";

     o make any changes that would affect the ranking of the notes and the guarantees, except in accordance with the terms of the indenture and the collateral agreement;

     o release any subsidiary guarantor from its obligations under the guarantees, the collateral agreement or the indenture, except in accordance with the terms of those documents;

     o amend or modify any provisions of the indenture, the collateral agreement or the other security documents, the notes or the guarantees in any manner adverse to noteholders; or

     o make any change in the provisions respecting amendments and waivers.

     Notwithstanding the foregoing, without the consent of any noteholder, Harvard and the trustee may amend or supplement the indenture, the notes, the guarantees and the collateral agreement:

     o to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes and guarantees in addition to or in place of certificated notes and guarantees;

     o to provide for the assumption of Harvard's obligations to noteholders in the case of a merger or consolidation;

     o to make any change that would provide any additional rights or benefits to the noteholders or that does not adversely affect the legal rights under the indenture or the collateral agreement of any such noteholder, including adding a guarantor under the indenture and adding additional collateral to the collateral; or

     o to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE


     The indenture contains specific limitations on the rights of the trustee to obtain payment of claims should the trustee become a creditor of Harvard. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the SEC for permission to continue or resign.



     The noteholders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specific exceptions. The indenture will provide that in case an event of default shall occur, which shall not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any noteholder, unless such noteholder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the New notes will initially be issued in the form of one global note. The global note will be deposited on the date of the consummation of the exchange offer with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company.

     Notes that are issued as described below under "Certificated Securities" will be issued in the form of definitive registered certificates. Upon the transfer of those certificated notes, such certificated notes may, unless the global note has previously been exchanged for such certificates, be exchanged for an interest in the global note representing the principal amount of notes being transferred.


     The Depository Trust Company is a limited-purpose trust company that was created to hold securities for its participant organizations and to facilitate the clearance and settlement of transactions in such securities between those participants through electronic book-entry changes in accounts of the participants. The Depository's participants of The Depository Trust Company include securities brokers and dealers, banks and trust companies, clearing corporations and other similar organizations. Access to The Depository Trust Company's system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons other than participants and indirect participants may beneficially own securities held by or on behalf of The Depository Trust Company only through its participants or such indirect participants.


     Harvard expects that under procedures established by The Depository Trust Company, ownership of the notes evidenced by the global note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository Trust Company, its participants and its indirect participants.


     Prospective purchasers are advised that the laws of some states require that you take physical delivery in definitive form of securities that you own. Consequently, the ability to transfer notes evidenced by the global note will be limited to such extent.


     So long as the global note holder is the registered owner of any notes, the global note holder will be considered the sole noteholder under the indenture of any notes evidenced by the global note. Beneficial owners of notes evidenced by the global note will not be considered the owners or noteholders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Harvard nor the trustee will have any responsibility or liability for any aspect of the records of The Depository Trust Company or for maintaining, supervising or reviewing any records of The Depository Trust Company relating to the notes.

     Payments in respect of the principal of, premium, if any, interest and applicable liquidated damages, if any, on any notes registered in the name of the global note holder on the applicable record date will be payable by the trustee to or at the direction of the global note holder in its capacity as the registered noteholder under the indenture. Under the terms of the indenture, Harvard and the trustee may treat the persons in whose names notes, including the global note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Harvard nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes. Harvard believes, however, that it is currently the policy of The Depository Trust Company to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their interests in such payments, as shown on the records of The Depository Trust Company. Payments by The Depository Trust Company's participants and its indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.

     The Depository Trust Company's management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its data systems relating to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom The Depository Trust Company licenses software and hardware, and third party vendors on whom The Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository Trust Company has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation and testing of their services. In addition, The Depository Trust Company is in the process of developing such contingency plans as it deems appropriate.

     According to The Depository Trust Company, the foregoing information with respect to The Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

CERTIFICATED SECURITIES


     Subject to specified conditions, any person having a beneficial interest in the global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons, or the nominee of any thereof. In addition, if:


     o Harvard notifies the trustee in writing that The Depository Trust Company is no longer willing or able to act as a depositary and Harvard is unable to locate a qualified successor within 90 days or

     o Harvard, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in the form of certificated notes under the indenture, then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and The Depository Trust Company identify as being the beneficial owner of the related notes.

     Neither Harvard nor the trustee will be liable for any delay by the global note holder or The Depository Trust Company in identifying the beneficial owners of notes and Harvard and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or The Depository Trust Company for all purposes.

SAME DAY SETTLEMENT AND PAYMENT


     The indenture requires that payments in respect of the notes represented by the global note, including principal, premium, if any, interest and applicable liquidated damages, if any, be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Harvard will make all payments of principal, premium, if any, interest and applicable liquidated damages, if any, by wire transfer of immediately available funds to the accounts specified by the noteholders thereof or, if no such account is specified, by mailing a check to each such noteholder's registered address. Harvard expects that secondary trading in the certificated notes will also be settled in immediately available funds.


DEFINED TERMS


     Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized or uncapitalized terms used herein for which no definition is provided.


     "Acquired Debt" means, with respect to any specified person, (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a Restricted Subsidiary of such specified person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Restricted Subsidiary of such specified person, and (2) Indebtedness secured by a lien encumbering any asset acquired by such specified person.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, including by way of a sale and leaseback, by Harvard or any Restricted Subsidiary other than in the ordinary course of business, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Harvard and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "Repurchase at the Option of Noteholders-Change of Control" and "Merger, Consolidation, or Sale of Assets" and not by the provisions of the covenant described above under the caption "Asset Sales", and

          (2) the issue or sale by Harvard or any of its Restricted Subsidiaries of equity interests of any Harvard's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing, the following shall not be considered "Asset Sales":

          (1) a transfer of assets by Harvard to a subsidiary guarantor or by a Restricted Subsidiary of Harvard to Harvard or to a subsidiary guarantor;

          (2) an issuance or sale of equity interests by a Restricted Subsidiary of Harvard to Harvard or a subsidiary guarantor;

          (3) a Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments;"

          (4) the sale or transfer of the assets of the Toledo, Tiffin and Harman businesses; and

          (5) the sale by Harvard of the capital stock of an Unrestricted Subsidiary.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

     "Cash Equivalents" means:

          (1) United States dollars,

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition,

          (3) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above, and

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's Ratings Service Group, a division of the McGraw-Hill Companies, with maturities of not more than 270 days from the date of acquisition.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Harvard and its Restricted Subsidiaries, taken as a whole to any "person" as such term is used in Section 13(d)(3) of the Exchange Act;

          (2) the adoption of a plan relating to the liquidation or dissolution of Harvard;


          (3) the consummation of any transaction, including any merger or consolidation, the result of which is that any "person" as defined above becomes the "beneficial owner" as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, directly or indirectly, of more than 50% of the total of the Voting Stock of Harvard, measured by voting power rather than number of shares;


          (4) the first day on which a majority of the members of the Board of Directors of Harvard are not Continuing Directors; or

          (5) Harvard consolidates with, or merges with or into, any person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into. Harvard, in any such event under a transaction in which any of the outstanding Voting Stock of Harvard is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Harvard outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person, immediately after giving effect to such issuance.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

     "Comparable Treasury Price" means, with respect to any redemption date for the notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus

          (1) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with an Asset Sale, up to the amount such losses were deducted in computing such Consolidated Net Income, plus

          (2) provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period, up to the amount that such provision for taxes was included in computing such Consolidated Net Income, plus


          (3) consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including cash flow participation interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments, such as the pay-in-kind notes, the interest component of any deferred payment obligations, the interest component of all payments associated with obligations under capital leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, under Hedging Obligations, if any such expense was deducted in computing such Consolidated Net Income, plus

          (4) depreciation and amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, of such person and its Restricted Subsidiaries for such period up to the amount that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Harvard shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Harvard only up to the amount, and in same proportion, that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such person and only if a corresponding amount would be permitted at the date of determination to be dividended to Harvard by such Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Interest Coverage Ratio" means, for any period, the ratio of
(a) Consolidated Cash Flow for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" means, with respect to any person for any period, the sum, without duplication, of


          (1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including cash flow participation interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments, such as the pay-in-kind notes, the interest component of any deferred payment obligations, the interest component of all payments associated with obligations under capital leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, under Hedging Obligations,


          (2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period, including the value of pay-in-kind notes issued during such period, if applicable, and

          (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of its Restricted Subsidiaries or secured by a lien on assets of such person or one of its Restricted Subsidiaries, whether or not such guarantee or lien is called upon.

     "Consolidated Leverage Ratio" means the ratio of:

          (1) the aggregate outstanding amount of Indebtedness of each of Harvard and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with generally accepted accounting principles plus the aggregate liquidation preference of all outstanding Disqualified Stock of Harvard and preferred stock of Harvard's Restricted Subsidiaries, except preferred stock issued to Harvard or one of its wholly owned subsidiaries, on such date to

          (2) the aggregate Consolidated Cash Flow of Harvard;

provided that, for the purposes of determining the ratios described above for
(1) the fiscal quarter ending on December 31, 1998, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such fiscal quarter multiplied by four, (2) for the six month period ending on March 31, 1999, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such period multiplied by two and (3) for the nine month period ending on June 30, 1999, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such period multiplied by 1.33.

     For purposes of this definition, (1) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the quarter, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and (2) the aggregate outstanding principal amount of Indebtedness of Harvard and its subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of Harvard's subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the quarter.

     In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to:

          (1) the incurrence of the Indebtedness of such person and its subsidiaries and the issuance of the preferred stock of such subsidiaries, and the application of the proceeds therefrom, giving rise to the need to make such calculation and any incurrence, and the application of the proceeds therefrom, or repayment of other Indebtedness, at any time subsequent to the beginning of the quarter and on or prior to the date of determination, as if such incurrence or issuance, and the application of the proceeds thereof, or the repayment, as the case may be, occurred on the first day of the quarter, except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period, and


          (2) any acquisition, including any acquisition giving rise to the need to make such calculation as a result of such person or one of its subsidiaries, including any person that becomes a subsidiary of Harvard as a result of such acquisition, incurring, assuming or otherwise becoming liable for Indebtedness or such person's subsidiaries issuing preferred stock, at any time on or subsequent to the first day of the quarter and on or prior to the date of determination, as if such acquisition, including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition, occurred on the first day of the quarter, giving pro forma effect to any cost reductions which Harvard anticipates if Harvard deliver to the trustee an officers' certificate executed by the chief financial or accounting officer of Harvard certifying to and describing and quantifying with reasonable specificity the cost reductions, non-recurring expenses and non-recurring costs expected to be attained within the first year after such acquisition.


     Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination, including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, if such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that:

          (1) the Net Income, but not loss, of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only up to the amount of dividends or distributions paid in cash to the referent person or a Restricted Subsidiary that is a guarantor,

          (2) the Net Income of any Restricted Subsidiary shall be excluded up to the amount that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any person as of any date, the sum of (1) the consolidated equity of the common stockholders of such person and its consolidated Restricted Subsidiaries as of such date plus (2) the respective amounts reported on such person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only up to the amount of any cash received by such person upon issuance of such preferred stock, less:

          (x) all write-ups, other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business, subsequent to November 24, 1998 in the book value of any asset owned by such person or a consolidated Restricted Subsidiary of such person,

          (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in persons that are not Restricted Subsidiaries except, in each case, Permitted Investments, and

          (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with generally accepted accounting principles.

     "Continuing Director" means, as of the date of determination, any member of the Board of Directors of Harvard who (1) was a member of such Board of Directors on November 24, 1998 or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Disqualified Stock" means any capital stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the noteholder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except for the amount that such capital stock is solely redeemable with, or solely exchangeable for, any capital stock of such person that is not Disqualified Stock.

     "Excluded Foreign Subsidiary" means, any Foreign Subsidiary in respect of which either (1) the pledge of all of the capital stock of such subsidiary as collateral or (2) the guaranteeing by such subsidiary of the obligations, would, in the good faith judgment of the Issuer, result in adverse tax consequences to the Issuer or violate applicable law in any material respect.

     "Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of:


          (1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including cash flow participation interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments, such as the pay-in-kind notes, the interest component of any deferred payment obligations, the interest component of all payments associated with obligations under capital leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, under Hedging Obligations,


          (2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period, including the value of pay-in-kind notes issued during such period, if applicable,

          (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of its Restricted Subsidiaries or secured by a lien on assets of such person or one of its Restricted Subsidiaries, whether or not such guarantee or lien is called upon, and

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such person or any of its Restricted Subsidiaries, other than dividend payments on equity interests payable solely in equity interests of Harvard, other than Disqualified Stock, times
     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with generally accepted accounting principles.

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

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that Harvard or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness, other than revolving credit borrowings under any Credit Facility, or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above:

          (1) acquisitions that have been made by Harvard or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
     (3) of the proviso set forth in the definition of Consolidated Net Income,

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with generally accepted accounting principles, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with generally accepted accounting principles, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only up to the amount that the obligations giving rise to such Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Calculation Date.

     "Hedging Obligations" means, with respect to any person, the net payment obligations of such person under (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and agreements providing for protection against fluctuations in commodity prices and (2) other agreements or arrangements in the ordinary course of business which are designed to protect such person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any person:

          (1) any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof or banker's acceptances or representing obligations under capital leases or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and up to the amount that any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, as well as all Indebtedness of others secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person,

          (2) up to the amount not otherwise included, the guarantee by such person of any Indebtedness of any other person, whether or not it appears on the balance sheet of such person; provided that the amount of such Indebtedness shall be the lesser of the amount of Indebtedness that is the subject of such guarantee and the maximum liability of such person on such guarantee and

          (3) all Indebtedness of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness.

     The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest or that allows for the payment of interest in kind, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with Harvard.


     "Investments" means, with respect to any person, all investments by such person in other persons, including affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances of assets or capital contributions, excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with generally accepted accounting principles. If Harvard or any of its Restricted Subsidiaries sells or otherwise disposes of any equity interests of any direct or indirect Restricted Subsidiary of Harvard such that, after giving effect to any such sale or disposition, such person is no longer a direct or indirect Restricted Subsidiary of Harvard, Harvard or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the equity interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Restricted Payments."



     "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with generally accepted accounting principles and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any Asset Sale, including dispositions pursuant to sale and leaseback transactions, or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries and (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.



     "Non-Recourse Debt" means Indebtedness (1) as to which neither Harvard nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which, includingany rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness, other than the notes being offered hereby, of Harvard or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Harvard or any of its Restricted Subsidiaries.


     "Permitted Business" means the lines of business that Harvard and its Restricted Subsidiaries currently conduct on the date hereof or that Harvard and its Restricted Subsidiaries contemplate conducting as set forth in the Disclosure Statement For Debtors' First Amended and Modified Consolidated Plan under Chapter 11 of the Bankruptcy Code dated August 19, 1998 filed with the United States Bankruptcy Court for the District of Delaware in connection with the plan of reorganization and businesses reasonably related thereto.

     "Permitted Investments" means:

          (1) any Investment in Harvard or in a Restricted Subsidiary of Harvard;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by Harvard or any Restricted Subsidiary of Harvard in a person engaged in a Permitted Business, if as a result of such Investment (a) such person becomes a subsidiary guarantor or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Harvard or a subsidiary guarantor;

          (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made under and in compliance with the covenant described above under the caption "Repurchase at the Option of Noteholders--Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of equity interests, other than Disqualified Stock, of Harvard;

          (6) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging currency, commodity or interest rate risk, including with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding, in connection with the conduct of the business of Harvard and its Restricted Subsidiaries which are guarantors;

          (7) any Investment existing on November 24, 1998 and any Investment that replaces, refinances or refunds an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same person as the Investment replaced, refinanced or refunded;

          (8) Investments in Permitted Joint Ventures that have an aggregate fair market value, taken together with all other Investments made under this clause (8) that are at that time outstanding, not to exceed
     $7.5 million at the time of such Investment, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, provided that (a) no more than $3.0 million of the aggregate amount of Investments, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, permitted by this clause (8) may be made in the form of additional investments in the Permitted Joint Ventures and (b) no more than $4.5 million of the aggregate amount of Investments, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, permitted by this clause (8) may be made in the form of loans or advances made to or on behalf of Hutchinson/Kingston-Warren LLC, under Section 6.6 of the Limited Liability Company Agreement dated November 27, 1995 by and between Hutchinson SA and The Kingston-Warren Corporation, for the sole purpose of funding the working capital needs, capital expenditures and other general corporate or partnership needs of Hutchinson/Kingston-Warren LLC in furtherance of its stated business purpose under Article 2 of that agreement, provided that the terms and conditions of such loans or advances require their repayment to Harvard or Kingston-Warren or that Harvard or Kingston-Warren are repaid their share of such expenditures under that agreement; and

          (9) other Investments by Harvard or any of its Restricted Subsidiaries in any person engaged in one or more Permitted Businesses, other than those provided for in clause (8), above having an aggregate fair market value, measured as of the date made and without giving effect to subsequent changes in value, when taken together with all other Investments made under this clause (9) that are at the time outstanding, not to exceed
     $2.5 million.

     "Permitted Joint Venture" means (1) KS-Doehler-Jarvis GmbH, a German joint venture formed by Doehler-Jarvis, Inc. and KS Aluminum Technologie AG, and
(2) Hutchinson/Kingston-Warren LLC, a Delaware limited liability company formed by Kingston-Warren and Hutchinson SA.

     "Permitted Liens" means:

          (1) liens securing our senior credit facility and the notes as permitted under the indenture;

          (2) liens on the assets of Harvard or any of the subsidiary guarantors to secure Hedging Obligations with respect to Indebtedness under any Credit Facility permitted by the indenture to be incurred;

          (3) liens on property of a person existing at the time such person is merged into or consolidated with Harvard or any Restricted Subsidiary of Harvard; provided that such liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with Harvard;

          (4) liens on property existing at the time of acquisition thereof by Harvard or any Restricted Subsidiary of Harvard, provided that such liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired;

          (5) liens existing on November 24, 1998, provided that any liens in existence on November 24, 1998 that are liens of pre-petition claims, arising from the filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code of Harvard and certain of its subsidiaries, or liens to secure the credit facilities which existed while Harvard was in bankruptcy, which liens will not for any reason have been extinguished and released by the November 24, 1998, shall not be a "Permitted Lien" within the meaning of this definition;

          (6) liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any lien referred to in the foregoing clauses (1) through (5), as the case may be, at the time the original lien became a Permitted Lien;

          (7) liens in favor of the Company or any Restricted Subsidiary that is a guarantor;


          (8) liens incurred in the ordinary course of business, including those incurred in connection with trade credit in the ordinary course of business, of Harvard or any Restricted Subsidiary of Harvard with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business which shall be a "Permitted Lien" within the meaning of this definition, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Harvard or such Restricted Subsidiary;


          (9) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases, letters of credit or licenses or other obligations of a like nature incurred in the ordinary course of business, including landlord liens on leased properties;

          (10) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with generally accepted accounting principles shall have been made therefor;

          (11) liens to secure Indebtedness, including obligations under capital leases and purchase money obligations, permitted by clauses (3) or (4) of the second paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (12) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with generally accepted accounting principles shall have been made therefor;

          (13) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of Harvard and its Restricted Subsidiaries taken as a whole;

          (14) liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar liens arising in the ordinary course of business;

          (15) leases or subleases granted to third persons not interfering with the ordinary course of business of Harvard or any of its Restricted Subsidiaries;

          (16) liens, other than any lien imposed by ERISA or any rule or regulation promulgated thereunder, incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

          (17) other deposits made in the ordinary course of business to secure liability, including letters of credit, to insurance carriers in connection with insurance policies that our senior credit facility and the indenture require Harvard and its subsidiaries to carry;

          (18) any interest or title of a lessor or sublessor under any operating lease;

          (19) any attachment or judgment lien not constituting an event of default under clause (7) of the first paragraph of the section described above under the caption "Events of Default and Remedies";

          (20) liens securing the Trim Trends Canada Ltd.'s revolving loan facility with Canadian Imperial Bank of Commerce, as permitted under the indenture; and

          (21) liens to secure Indebtedness permitted by clause (ix) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Permitted Refinancing Indebtedness" means any Indebtedness of Harvard or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Harvard or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

          (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus premium, accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Harvard or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


     "Reference Treasury Dealer" means Lehman Brothers Inc. and three other primary U.S. Government securities dealers in New York City, each, a "Primary Treasury Dealer," appointed by the trustee in consultation with Harvard; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, Harvard shall substitute therefor another Primary Treasury Dealer.


     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any subsidiary of that person that is not an Unrestricted Subsidiary; provided that, on November 24, 1998, all subsidiaries of Harvard shall be Restricted Subsidiaries of Harvard.

     "Treasury Rate" means, with respect to any redemption date for the notes,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue, if no maturity is within three months before or after September 1, 2003, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month, or
(2) if such release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.


     "Unrestricted Subsidiary" means any subsidiary of Harvard that is designated by the Board of Directors as an Unrestricted Subsidiary through a Board Resolution, but only if that such subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt,

          (2) is not party to any agreement, contract, arrangement or understanding with Harvard or any Restricted Subsidiary of Harvard unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Harvard or such Restricted Subsidiary than those that might be obtained at the time from persons who are not affiliates of Harvard,

          (3) is a person with respect to which neither Harvard nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results, and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Harvard or any of its Restricted Subsidiaries; provided that, notwithstanding the above, Harvard and its Restricted Subsidiaries may make payments to, provide credit or credit support for or make investments in Unrestricted Subsidiaries to the extent that such payments or investments are in compliance with the covenant entitled "Restricted Payments."

     "Voting Stock" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

          DESCRIPTION OF INDEBTEDNESS UNDER THE SENIOR CREDIT FACILITY


     The following summary of the material terms and provisions of the senior credit facility does not purport to be complete. For a complete understanding at the senior credit facility, you should read the entire senior credit facility, a copy of which was filed as an exhibit to the exchange offer registration statement and is available as set forth under the caption "Where You Can Find More Information.".

     Concurrently with the effectiveness of the plan of reorganization and the consummation of the Offering, Harvard entered into the senior credit facility with a group of lenders led by General Electric Capital Corporation, as administrative agent, Lehman Brothers Inc., as arranger, and Lehman Brothers Commercial Paper Inc., as syndication agent. The senior credit facility provides for up to $50.0 million in term loan borrowings and up to $65.0 million of revolving credit borrowings.

TERM LOAN

     The term loan portion of the senior credit facility will mature on September 30, 2002, and will be amortized in equal quarterly installments of $250,000, with the balance of $46,250,000 to be paid on the maturity date.

REVOLVING CREDIT

     The revolving credit portion of the senior credit facility will expire on the third anniversary of the effective date and will be available on a revolving basis prior to its expiration, provided that the sum of (1) the outstanding amount of all direct borrowings under the revolving credit facility plus
(2) the outstanding amounts of all undrawn letters of credit under the revolving credit facility may not exceed the borrowing base. The borrowing base is an amount calculated as the sum of (1) 85% of eligible accounts receivable, plus
(2) 60% of eligible finished goods and raw materials inventory, plus (3) 33% of eligible tooling inventory, up to $2 million, plus (4) 25% of eligible work-in-process inventory, in each case less any reasonable reserves as required by the administrative agent. Further, total inventory-based commitments cannot exceed $20 million. The ability to meet the operating cash requirements of Harvard could be impaired if Harvard fails to meet any of the covenants contained in the senior credit facility and such noncompliance is not cured by Harvard or waived by the lenders.

PREPAYMENT


     Harvard is required, subject to specific exceptions, to prepay outstanding borrowings from the net proceeds of asset sales, equity and debt issuances and 100% of annual excess cash flow, provided, however, that under specified circumstances Harvard may use up to 50% of annual excess cash flow to redeem or prepay the notes in an amount not to exceed $3 million in any fiscal year and $5 million in the aggregate. Borrowings under the senior credit facility are secured by a perfected first priority security interest in the collateral that secures, on a second priority basis, the notes, in each case subject to existing and permitted liens.


INTEREST


     Funds borrowed under the senior credit facility bear interest at either
(1) the base rate plus the applicable margin or (2) the Eurodollar Rate plus the Applicable Margin. "Base rate" means the highest of (1) the rate of interest publicly announced by Bankers Trust Company as its prime rate then in effect,
(2) the secondary market rate for three-month certificates of deposit, adjusted for statutory reserve requirements, plus 1% and (3) the federal funds effective rate from time to time plus 0.5%. "Applicable margin" means (1) 2.25% in the case of base rate term loans, (2) 3.50% in the case of Eurodollar term loans,
(3) 2.125% in the case of base rate loans which are revolving credit loans and
(4) 3.375% in the case of Eurodollar loans which are revolving credit loans. "Eurodollar rate" means the rate, adjusted for statutory reserve requirements for eurocurrency liabilities, at which eurodollar deposits for one, two, three or six months, as selected by Harvard, are offered in the interbank market.

RESTRICTIONS

The senior credit facility restricts, among other things and subject to specified exceptions, Harvard's ability:


     o to incur additional indebtedness, except for extensions or refundings of specified permitted indebtedness;


     o to merge, consolidate, liquidate, dissolve, sell or transfer all or substantially all of its assets or make other similar fundamental changes;


     o to sell assets outside the ordinary course of business, other than the assets relating to the business of specified subsidiaries under the senior credit facility, in excess of amounts set forth therein in any fiscal year;


     o to guarantee or invest in, or make loans or advances to, other persons or entities,

     o to declare or pay dividends or make other distributions with respect to Harvard's equity interests;


     o to engage in specified transactions with affiliates and holders of its equity interests; and


     o to redeem or prepay the notes.

The senior credit facility also requires Harvard to maintain financial ratios relating to leverage, interest coverage and fixed charge coverage. In addition, the senior credit facility imposes restrictions on capital expenditures of Harvard.


MAINTENANCE OF CONSOLIDATED LEVERAGE RATIO



     While the senior credit facility is outstanding, Harvard and its subsidiaries will not directly or indirectly permit the consolidated leverage ratio for any fiscal quarter to exceed the ratio set forth below opposite that fiscal quarter:



                                                              CONSOLIDATED
FISCAL QUARTER                                               LEVERAGE RATIO
--------------                                               --------------
December 31, 1998.........................................        4.00
March 31, 1999............................................        4.00
June 30, 1999.............................................        4.00
September 30, 1999........................................        4.00
December 31, 1999.........................................        3.75
March 31, 2000............................................        3.50
June 30, 2000.............................................        3.25
September 30, 2000........................................        2.75
December 31, 2000.........................................        2.75
March 31, 2001............................................        2.50
June 30, 2001.............................................        2.25
September 30, 2001........................................        2.00
December 31, 2001.........................................        2.00
March 31, 2002............................................        2.00
June 30, 2002.............................................        1.75
September 30, 2002........................................        1.50
December 31, 2002.........................................        1.50
March 31, 2003............................................        1.50



     Consolidated leverage ratio is the ratio of:



          o Consolidated total debt


            to


          o Consolidated cash flow from operations.

     Consolidated total debt includes:



          o Money borrowed;



          o Notes, bonds or debentures;



          o Guarantee obligations; and



          o Other obligations typically included in the definition of indebtedness found in credit agreements, such as, capital lease obligations and obligations under a letter of credit or similar facility.



     Consolidated cash flow from operations is consolidated net income for accounting purposes, plus:



          o Interest;



          o Income taxes;



          o Depreciation;



          o Amortization;



          o Other non-cash items; and



          o Extraordinary losses or expenses.



     For purposes of determining the ratio described above for the fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999, consolidated net income for the relevant period is deemed to equal consolidated net income for such fiscal quarter multiplied by 4, 2 and 4/3, respectively.



MAINTENANCE OF CONSOLIDATED INTEREST COVERAGE RATIO



     While the senior credit facility is outstanding, Harvard and its subsidiaries will not directly or indirectly permit the consolidated interest coverage ratio for any fiscal quarter to be less than the ratio set forth below opposite that fiscal quarter:



                                                             CONSOLIDATED
                                                             INTEREST
FISCAL QUARTER                                               COVERAGE RATIO
--------------                                               --------------
December 31, 1998.........................................        2.25
March 31, 1999............................................        2.25
June 30, 1999.............................................        2.25
September 30, 1999........................................        2.25
December 31, 1999.........................................        2.50
March 31, 2000............................................        2.75
June 30, 2000.............................................        3.00
September 30, 2000........................................        3.50
December 31, 2000.........................................        3.50
March 31, 2001............................................        3.50
June 30, 2001.............................................        3.75
September 30, 2001........................................        4.00
December 31, 2001.........................................        4.00
March 31, 2002............................................        4.00
June 30, 2002.............................................        4.00
September 30, 2002........................................        4.00
December 31, 2002.........................................        4.00
March 31, 2003............................................        4.00



     Consolidated interest coverage ratio is the ratio of:



          o Consolidated cash flow from operations


         to


          o Consolidated interest expense, which includes all cash or accrued interest expense with respect to the consolidated total debt.

MAINTENANCE OF CONSOLIDATED FIXED CHARGE COVERAGE RATIO



     While the senior credit facility is outstanding, Harvard and its subsidiaries will not directly or indirectly permit the consolidated fixed charge coverage ratio for any fiscal quarter to be less than the ratio set forth below opposite that fiscal quarter:



                                                             CONSOLIDATED
                                                             FIXED CHARGE
FISCAL QUARTER                                               COVERAGE RATIO
--------------                                               --------------
September 30, 1999........................................        1.10
December 31, 1999.........................................        1.25
March 31, 2000............................................        1.25
June 30, 2000.............................................        1.25
September 30, 2000........................................        1.25
December 31, 2000.........................................        1.50
March 31, 2001............................................        1.75
June 30, 2001.............................................        2.00
September 30, 2001........................................        2.75
December 31, 2001.........................................        1.00
March 31, 2002............................................        1.00
June 30, 2002.............................................        1.00
September 30, 2002........................................        1.00
December 31, 2002.........................................        1.00
March 31, 2003............................................        1.00



     Consolidated fixed charge coverage ratio is the ratio of:



          o Consolidated cash flow from operations; plus



            -- The net cash proceeds from selling the real and personal assets of Harvard or its subsidiaries; minus



            -- The cash amount actually paid by Harvard or its subsidiaries to purchase, lease, repair and improvement the assets sold.


            to


          o Consolidated interest expense; plus



          o Scheduled payments under the senior credit facility.


EVENTS OF DEFAULT

     Events of default under the senior credit facility include, among other things:

     o the failure by Harvard to pay principal, interest or any other amount due thereunder when due;


     o the failure of Harvard or any of its subsidiaries to pay any principal, interest or other amount due on other indebtedness, including capitalized leases, in excess of an aggregate amount of $1,000,000, or the occurrence of any other breach, default or event of default under such other indebtedness that would cause or permit acceleration thereof in excess of an aggregate amount of $1,000,000;



     o a breach by Harvard of any covenant or agreement under the senior credit facility, following expiration of any applicable grace period;


     o the material inaccuracy of any representation or warranty made by Harvard under the senior credit facility;

     o judgments against Harvard in excess of $1,000,000;


     o specified changes of control;



     o specified ERISA events; and


     o acts of bankruptcy, insolvency or dissolution.

Under the terms of the indenture with respect to the notes offered hereby, an event of default under the senior credit facility will result in an event of default under the indenture.

COLLATERAL

     Under the senior credit facility, Harvard, the other borrowers under the senior credit facility and the administrative agent enter into a collateral agreement. The obligations of Harvard under the senior credit facility are secured, subject to the terms of the loan collateral agreement by a first priority security interest in substantially all the assets of Harvard and the subsidiary guarantors and all proceeds thereof. See "Description of the Notes--Collateral" and "Description of the Notes--Intercreditor Agreement."



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



     The following discussion addresses the material United States federal income tax consequences to U.S. Holders, as defined below, of participating in the exchange offer. Except where noted, it deals only with new notes issued under the exchange offer and held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, traders in securities that elect to mark to market, financial institutions, insurance companies, tax-exempt organizations or holders whose "functional currency" is not the U.S. dollar or who hold the new notes as a hedge or part of a straddle or conversion transaction. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code, and U.S. Treasury Department Regulations, existing rulings and judicial decisions as of the date hereof, and, at any time and without prior notice, such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.


     A U.S. Holder means a holder of a note that is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or any other person whose worldwide income or gain is otherwise subject to United States federal income taxation on a net income basis.

     The following summary does not address the United States federal income tax consequences applicable to holders other than U.S. Holders.

     U.S. Holders should consult their own tax advisors concerning the federal income tax consequences with respect to an exchange of old notes for new notes under the exchange offer and with respect to the ownership and disposition of new notes as well as consequences arising under the laws of any other taxing jurisdiction, including state, local or foreign jurisdictions.

THE EXCHANGE OFFER

     The exchange of old notes for new notes under the exchange offer will be treated as a continuation of the corresponding old notes because the terms of the new notes are not materially different from the terms of the old notes pursuant to Section 1001 of the Internal Revenue Code and the Treasury Regulations thereunder. Accordingly, such exchange will not constitute a taxable event to U.S. Holders and, therefore,

     o no gain or loss will be realized by U.S. Holders upon receipt of a new note;

     o the holding period of the new note will include the holding period of the old note exchanged therefor; and

     o the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note exchanged therefore immediately before the exchange.

TAX CHARACTERIZATION OF THE NOTES

     Harvard intends to treat the new notes as indebtedness for federal income tax purposes. Such treatment is not binding on the Internal Revenue Service. Accordingly, there can be no assurance that the Internal Revenue Service would not challenge such treatment or that a court would not hold that the new notes should be characterized, in whole or in part, as equity for federal income tax purposes. The following discussion assumes that the new notes will be respected as indebtedness of Harvard for federal income tax purposes.

TAXATION OF INTEREST ON THE NOTES

     A U.S. Holder will include in income, for each taxable year of such U.S. Holder, the daily portion of the accrual of interest on the new notes under the "noncontingent bond method" of the original issue discount regulations. Under the noncontingent bond method, interest will accrue on the new notes based upon the fixed interest and Harvard's determination of the projected amount of cash flow participation interest over the term of the new notes based on the "comparable yield" of the new notes irrespective of whether such projected amount is actually paid. In order to determine the income of each U.S. Holder, the U.S. Treasury Department Regulations require Harvard to determine, as of the issue date, the comparable yield for the new notes. Because the exchange of old notes for new notes is not a taxable exchange, the issue date of the new notes is the same as the issue date of the old notes. The comparable yield for the new notes is the yield at which Harvard would have issued a fixed rate debt instrument with terms and conditions similar to those of the new notes. Harvard is required to provide the comparable yield to owners and, solely for tax purposes, is also required to provide to each U.S. Holder a projected payment schedule, which is a hypothetical schedule for payments on the new notes. The projected payment schedule must produce the comparable yield over the life of the new notes. Harvard's comparable yield and projected payment schedule will be available from the Corporate Finance Department of Harvard (Mail address: 3 Werner Way, Lebanon, New Jersey, 08833; via facsimile transmission 908-236-0071).

     The comparable yield and projected payment schedule are used to determine accruals of interest for tax purposes only and are not assurances by Harvard with respect to the actual yield of, or payments to be made in respect of, a new note. In general, Harvard's determination will be respected by the Internal Revenue Service unless unreasonable. Further, the comparable yield and the projected payment schedule do not necessarily represent Harvard's expectations regarding such yield or the amount of payments with respect to the new notes, which may be less than the projected payments.

     For purposes of reporting the accrual of original issue discount on the new notes, each U.S. Holder will be bound by Harvard's determination of the payment schedule. However, if a U.S. Holder believes that the projected payment schedule provided by Harvard is unreasonable, a U.S. Holder must set its own projected payment schedule and explicitly disclose on the U.S. Holder's federal income tax return the use of such schedule and the reason therefor.

     Under the noncontingent bond method, if the cash flow participation interest payable for any period differs from the amount projected to be paid as of November 24, 1998, the amount of income includible by each U.S. Holder for that period will be subject to a positive or negative adjustment, as appropriate. Any net negative adjustment for the taxable year below zero will constitute an ordinary loss to such U.S. Holder up to the amount of prior interest accruals and any excess will be carried forward to offset future interest accruals during subsequent periods with respect to the new notes. At maturity, any remaining negative adjustment will give rise to an ordinary loss to such U.S. Holder on redemption or retirement of the new note.

     An issuance of pay-in-kind notes would not be considered an interest payment made on the new notes at the time of such issuance and thus would result in a negative adjustment to the amount of interest accrued by the U.S. Holder in accordance with the projected payment schedule. The pay-in-kind notes would be aggregated with, and would have the same issue date as, the new notes.

OPTIONAL REDEMPTION

     Harvard has the option to redeem the new notes at any time prior to September 1, 2001 at a redemption price equal to 100% of the principal amount thereof plus the applicable prepayment premium, if any, plus, up to the amount not included in the applicable prepayment premium, accrued and unpaid interest and liquidated damages under the registration rights agreement, if any, and on or after September 1, 2001 at the redemption price set forth herein plus accrued and unpaid interest and applicable liquidation damages, if any. See "Description of The Notes--Optional Redemption." Under the original issue discount regulations, Harvard is presumed to exercise any option that minimizes the yield-to-maturity of the new notes. Because the exercise of an option to redeem will reduce the yield-to-maturity of the new notes, an option that minimizes the yield to maturity will be presumed exercised for purposes of computing the accrual of original issue discount on the new notes. If, contrary to such presumption, Harvard does not exercise its option to redeem the new notes, then, solely for purposes of computing subsequent accruals of original issue discount, the new notes shall be treated as retired and reissued on the presumed redemption date, resulting in a redetermination of the yield to maturity and original issue discount accruals.

     If Harvard exercises such rights to redeem the new notes, the tax treatment of the redemption would be governed by the rules for dispositions generally. See "Disposition of the Notes."

DISPOSITION OF THE NOTES


     Generally, any sale or redemption of the new notes or pay-in-kind notes, if any, will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the U.S. Holder's adjusted tax basis in the new notes or pay-in-kind notes sold, redeemed or otherwise disposed of. For purposes of determining gain or loss on the sale, redemption or other disposition of a new note or pay-in-kind note, if any, a U.S. Holder's aggregate adjusted tax basis in the new notes and any pay-in-kind notes will equal the adjusted tax basis of the old notes, increased by the interest previously accrued on the new notes, based upon Harvard's determination, as of the issue date, of the projected payments, and decreased by the amount of any prior payments of coupon interest and the projected amount of any prior payments of cash flow participation interest. For purposes of computing adjustments to the tax basis of the new notes, the projected payments of cash flow participation interest on the new notes will be treated as actual payments on the new notes. For purposes of calculating gain or loss on the redemption of any pay-in-kind note, the U.S. Holder's adjusted tax basis in any such pay-in-kind note redeemed will equal that proportion of the U.S. Holder's aggregate adjusted tax basis in the new notes on the date of the redemption that the principal amount of the redeemed pay-in-kind note bears to the aggregate amount of the principal amount of the pay-in-kind notes and new notes held by the U.S. Holder. In general, any gain upon a sale, redemption or other disposition of a new note or pay-in-kind note, if any, will be treated as interest income, rather than capital gain, and any loss, except with respect to any remaining negative adjustment as described above under "Taxation of Interest on the Notes," will be treated as a capital loss.


BACKUP WITHHOLDING


     A U.S. Holder may be subject to backup withholding at a 31 percent rate with respect to payments received with respect to the new notes. This withholding generally applies only if the U.S. Holder


     o fails to furnish his or her social security or other taxpayer identification number ("TIN");

     o furnishes an incorrect TIN;

     o is notified by the IRS that he or she has failed to report payments of interest or dividends and the IRS has notified Harvard that he or she is subject to backup withholding; or


     o fails, under specified circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding.



     Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Some U.S. Holders may not be subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.




                              PLAN OF DISTRIBUTION



     Each holder desiring to participate in the exchange offer will be required to represent, among other things, that (1) it is not an "affiliate", as defined in Rule 405 of the Securities Act, of Harvard, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and (3) it is acquiring the new notes in the ordinary course of its business. A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes under a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or under an exemption from the registration requirement of the Securities Act.

     Each participating broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from Harvard, may exchange such old notes under the exchange offer; however, such participating broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by the broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of the prospectus contained in the exchange offer registration statement.


     Based upon interpretations by the staff of the SEC, Harvard believes that new notes issued under the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. Harvard has agreed that for a period of 180 days following the date on which the exchange offer registration statement is declared effective, they will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities.


     Based upon interpretations by the staff of the SEC, Harvard believes that new notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by a holder thereof, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.


     Harvard will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by participating broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells new notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     Harvard has agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.




                             VALIDITY OF THE NOTES


     The validity of the new notes will be passed upon for Harvard by Sonnenschein Nath & Rosenthal, New York, New York.



                                    EXPERTS


     The audited consolidated financial statements of Harvard for the year ended September 30, 1998 incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to Harvard's ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, the SEC. You may read and copy any document we file at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Our filings with the SEC are also available to the public on the SEC's Internet web site at http://www.sec.gov.



                      DOCUMENTS INCORPORATED BY REFERENCE


     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. The following documents filed by Harvard and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering are incorporated by reference in this prospectus:


     o Harvard's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, including all subsequently filed amendments (Commission File No. 0-21362);



     o Harvard's Quarterly Report on Form 10-Q for the quarterly period ended January 3, 1999, including all subsequently filed amendments (Commission File No. 0-21362);



     o Harvard's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1999 (Commission File No. 0-21362);



     o Harvard's Current Reports on Form 8-K filed on October 7, 1998, October 30, 1998, December 3, 1998 and March 25, 1999 (Commission File No. 0-21362).


     Holders of securities of Harvard may request a copy of these filings, at no cost, by writing or telephoning us at: Harvard Industries, Inc., 3 Werner Way, Lebanon, NJ 08833, Attn: Phyllis Morais, Telephone: (908) 437-4157.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                            ------------------------


                 TABLE OF CONTENTS



                                                  PAGE
                                                  ----
About This Prospectus..........................     ii
Prospectus Summary.............................      1
Risk Factors...................................      7
Forward-Looking Statements.....................     17
Use Of Proceeds................................     17
Pro Forma Condensed Consolidated Statement of
  Operations for the Year Ended September 30,
  1998.........................................     18
Capitalization.................................     19
Selected Historical Consolidated Financial And
  Operating Data...............................     19
The Exchange Offer.............................     22
Description Of The Notes.......................     31
Description Of Indebtedness Under The Senior
  Credit Facility..............................     65
Material Federal Income Tax Consequences.......     69
Plan Of Distribution...........................     71
Validity Of The Notes..........................     72
Experts........................................     72
Where You Can Find More Information............     73
Documents Incorporated By Reference............     73


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                                  $25,000,000



                        OFFER TO EXCHANGE 14 1/2% SENIOR
                                 NOTES DUE 2003
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                         FOR OUTSTANDING 14 1/2% SENIOR
                                 NOTES DUE 2003


                         ------------------------------
                              P R O S P E C T U S

                            DATED             , 1999
                         ------------------------------

                                    HARVARD
                                INDUSTRIES, INC.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

     Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Harvard's Amended and Restated Certificate of Incorporation and Bylaws that were adopted under the plan of reorganization provide for indemnification of its officers and directors to the full extent permitted under Delaware law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


 EXHIBIT
 NUMBER     DESCRIPTION
---------   -----------
  1  *       --   Purchase Agreement by and among the Registrant and the Initial Purchasers.
  2.1*       --   Plan of Reorganization and related Disclosure Statement, filed with the U.S. Bankruptcy Court for the District of Delaware on July 10, 1998 (incorporated by reference to Exhibits 99.1 and 99.2 to the Registrant's Form 8-K filed with the Commission on July 24, 1998 (Commission File No.
                  001-01044)).
  2.2*       --   First Amended and Modified Consolidated Plan of Reorganization dated August 19, 1998, filed with the U.S. Bankruptcy Court for the District of Delaware on August 25, 1998 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the Commission on October 30, 1998
                  (Commission File No. 001-01044)).
  3.1(a)*    --   Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
  3.1(b)*    --   Certificate of Merger of the Registrant (incorporated by reference to Exhibit 3.1(b) to the
                  Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
  3.2*       --   By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
  4.1*       --   Indenture (including the Form of 14 1/2% Senior Secured Note due September 1, 2003), dated as of
                  November 24, 1998 between the Registrant, the subsidiary guarantors and Norwest Minnesota Bank,
                  National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Form
                  10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
  5.1*       --   Opinion of Sonnenschein Nath & Rosenthal.

 EXHIBIT
 NUMBER     DESCRIPTION
---------   -----------
 10.1*       --   Settlement Agreement dated as of October 15, 1998, by and among the Registrant, certain of its subsidiaries and the PBGC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
 10.2*       --   Registration Rights Agreement, dated as of November 23, 1998, by and among the Registrant and
                  Lehman Brothers Inc., as Initial Purchaser (incorporated by reference to Exhibit 10.3 to the
                  Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
 10.3*       --   Credit Agreement, dated as of November 24, 1998, between the Registrant, its subsidiaries, General
                  Electric Capital Corporation, as Administrative Agent and the lenders party thereto (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-K filed with the Commission on January 13,
                  1999 (Commission File No. 0-21362)).
 10.4*       --   Loan Collateral Agreement, dated as of November 24, 1998, by the Registrant in favor of General
                  Electric Capital Corporation, as Administrative Agent (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
 10.5*       --   Collateral Agreement, dated as of November 24, 1998, by the Registrant in favor of Norwest Bank
                  Minnesota, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File No.
                  0-21362)).
 10.6*       --   Warrant Agreement, dated as of November 24, 1998, between the Registrant and State Street Bank and
                  Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.7 to the Registrant's Form
                  10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
 10.7*       --   Harvard Industries, Inc. Nonqualified ERISA Excess Benefit Plan (incorporated by reference to
                  Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 filed with the Commission on
                  August 24, 1995 (File No. 33-96376)).
 10.8*       --   Harvard Industries, Inc. Nonqualified Additional Credited Service Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 filed with the Commission on August 24, 1995 (File No. 33-96376)).
 10.9*       --   Harvard Industries, Inc. 1998 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (File No. 0-21362)).
 12.1*       --   Ratio of Earnings to Fixed Charges.
 16  *       --   Letter re change in certifying accountant (incorporated by reference to Exhibit 16.1 to Harvard's
                  Current Report on Form 8-K/A filed with the Commission October 7, 1998 (Commission File No.
                  001-01044)).
 21  *       --   List of subsidiaries of Harvard (incorporated by reference to Exhibit 21 to the Registrant's
                  Form 10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
 23.1**      --   Consent of Arthur Andersen LLP, Independent Accountants.
 23.2**      --   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.3*       --   Consent of Sonnenschein Nath & Rosenthal (included in their opinion filed as Exhibit 5.1).
 23.4*       --   Consent of Norman Levy Associates, Inc., independent appraisers.
 23.5*       --   Consent of Chanin Kirkland Messina LLC, independent financial professionals.
 24  *       --   Powers of Attorney (contained in the signature pages hereto).
 25  *       --   Statement on Form T-1 of Eligibility of Trustee.

 EXHIBIT
 NUMBER     DESCRIPTION
---------   -----------
 99.1**      --   Form of Letter of Transmittal.
 99.2**      --   Form of Notice of Guaranteed Delivery.
 99.3**      --   Form of Letter to Clients.
 99.4**      --   Form of Letter to Nominees.


------------------

 * Previously filed.

** Filed herewith.



(b) Financial Statement Schedules.


None.

ITEM 22. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;



             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



             (c) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.


                                          HARVARD INDUSTRIES, INC.


                                          By:        /s/ ROGER G. POLLAZZI
                                              ----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                             DATE
                ---------                                       -----                             ----
          /s/ ROGER G. POLLAZZI*            Chairman of the Board and Chief Executive         June 14, 1999
------------------------------------------  Officer (Principal Executive Officer)
            Roger G. Pollazzi

         /s/ THEODORE W. VOGTMAN*           Executive Vice President and Chief Financial      June 14, 1999
------------------------------------------  Officer (Principal Financial Officer)
           Theodore W. Vogtman

          /s/ KEVIN L.B. PRICE              Vice President, Controller and Treasurer          June 14, 1999
------------------------------------------  (Principal Accounting Officer)
             Kevin L.B. Price

            /s/ JON R. BAUER*               Director                                          June 14, 1999
------------------------------------------
              Jon R. Bauer

          /s/ THOMAS R. COCHILL*            Director                                          June 14, 1999
------------------------------------------
            Thomas R. Cochill
                                            Director
------------------------------------------
          Raymond Garfield, Jr.

           /s/ DONALD P. HILTY*             Director                                          June 14, 1999
------------------------------------------
             Donald P. Hilty

           /s/ GEORGE A. POOLE*             Director                                          June 14, 1999
------------------------------------------
             George A. Poole

       /s/ JAMES P. SHANAHAN, JR.*          Director                                          June 14, 1999
------------------------------------------
         James P. Shanahan, Jr.

         /s/ RICHARD W. VIESSER*            Director                                          June 14, 1999
------------------------------------------
            Richard W. Viesser

     *By:        /s/ D. CRAIG BOWMAN                                                          June 14, 1999
  -------------------------------------
               D. Craig Bowman
               Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          DOEHLER-JARVIS, INC.,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                              ----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer                                           June 14, 1999
------------------------------------------  (Principal Financial Officer)
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer                                           June 14, 1999
------------------------------------------  (Principal Accounting Officer)
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          HARVARD TRANSPORTATION CORPORATION,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          DOEHLER-JARVIS GREENEVILLE, INC.,
                                          a Subsidary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          POTTSTOWN PRECISION CASTING, INC.,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          DOEHLER-JARVIS TECHNOLOGIES, INC.,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          DOEHLER-JARVIS TOLEDO, INC.,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          HARMAN AUTOMOTIVE, INC.,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          HAYES-ALBION CORPORATION,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN LEBANON, STATE OF NEW JERSEY, ON JUNE 14, 1999.

                                          THE KINGSTON-WARREN CORPORATION,
                                          a Subsidiary of Harvard Industries,
                                          Inc., as Guarantor

                                          By:        /s/ ROGER G. POLLAZZI
                                             -----------------------------------
                                                     Roger G. Pollazzi
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                         TITLE                             DATE
                ---------                                         -----                             ----
          /s/ ROGER G. POLLAZZI             President (Principal Executive Officer)             June 14, 1999
------------------------------------------
            Roger G. Pollazzi

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Financial Officer)             June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ KEVIN L.B. PRICE             Treasurer (Principal Accounting Officer)            June 14, 1999
------------------------------------------
             Kevin L.B. Price

           /s/ GERALD G. TIGHE              Director                                            June 14, 1999
------------------------------------------
             Gerald G. Tighe

           /s/ D. CRAIG BOWMAN              Director                                            June 14, 1999
------------------------------------------
             D. Craig Bowman

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER     DESCRIPTION                                                                                        PAGE
---------   -----------                                                                                        -----
  1  *       --   Purchase Agreement by and among the Registrant and the Initial Purchasers.
  2.1*       --   Plan of Reorganization and related Disclosure Statement, filed with the U.S. Bankruptcy
                  Court for the District of Delaware on July 10, 1998 (incorporated by reference to
                  Exhibits 99.1 and 99.2 to the Registrant's Form 8-K filed with the Commission on
                  July 24, 1998 (Commission File No. 001-01044)).
  2.2*       --   First Amended and Modified Consolidated Plan of Reorganization dated August 19, 1998, filed with the U.S. Bankruptcy Court for the District of Delaware on August 25, 1998
                  (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the
                  Commission on October 30, 1998 (Commission File No. 001-01044)).
  3.1(a)*    --   Certificate of Incorporation of the Registrant (incorporated by reference to
                  Exhibit 3.1(a) to the Registrant's Form 10-K filed with the Commission on January 13,
                  1999 (Commission File No. 0-21362)).
  3.1(b)*    --   Certificate of Merger of the Registrant (incorporated by reference to Exhibit 3.1(b) to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
  3.2*       --   By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                  Form 10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
  4.1*       --   Indenture (including the Form of 14 1/2% Senior Secured Note due September 1, 2003),
                  dated as of November 24, 1998 between the Registrant, the subsidiary guarantors and
                  Norwest Minnesota Bank, National Association, as Trustee (incorporated by reference to
                  Exhibit 4.2 to the Registrant's Form 10-K filed with the Commission on January 13, 1999
                  (Commission File No. 0-21362)).
  5.1*       --   Opinion of Sonnenschein Nath & Rosenthal.
 10.1*       --   Settlement Agreement dated as of October 15, 1998, by and among the Registrant, certain of its subsidiaries and the PBGC (incorporated by reference to Exhibit 10.1 to the
                  Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File No.
                  0-21362)).
 10.2*       --   Registration Rights Agreement, dated as of November 23, 1998, by and among the Registrant and Lehman Brothers Inc., as Initial Purchaser (incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 10-K filed with the Commission on January 13, 1999
                  (Commission File No. 0-21362)).
 10.3*       --   Credit Agreement, dated as of November 24, 1998, between the Registrant, its subsidiaries, General Electric Capital Corporation, as Administrative Agent and the
                  lenders party thereto(incorporated by reference to Exhibit 10.4 to the Registrant's Form
                  10-K filed with the Commission on January 13, 1999 (Commission File No. 0-21362)).
 10.4*       --   Loan Collateral Agreement, dated as of November 24, 1998, by the Registrant in favor of
                  General Electric Capital Corporation, as Administrative Agent (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-K filed with the Commission on January 13,
                  1999 (Commission File No. 0-21362)).
 10.5*       --   Collateral Agreement, dated as of November 24, 1998, by the Registrant in favor of
                  Norwest Bank Minnesota, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-K filed with the Commission on
                  January 13, 1999 (Commission File No. 0-21362)).
 10.6*       --   Warrant Agreement, dated as of November 24, 1998, between the Registrant and State Street
                  Bank and Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).

 EXHIBIT
 NUMBER     DESCRIPTION                                                                                        PAGE
---------   -----------                                                                                        ----
 10.7*       --   Harvard Industries, Inc. Nonqualified ERISA Excess Benefit Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 filed with the Commission on August 24, 1995 (File No. 33-96376)).
 10.8*       --   Harvard Industries, Inc. Nonqualified Additional Credited Service Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 filed with the Commission on August 24, 1995 (File No. 33-96376)).
 10.9*       --   Harvard Industries, Inc. 1998 Stock Incentive Plan (incorporated by reference to
                  Exhibit 10.10 to the Registrant's Form 10-K filed with the Commission on January 13, 1999
                  (File No. 0-21362)).
 12.1*       --   Ratio of Earnings to Fixed Charges.
 16  *       --   Letter re change in certifying accountant (incorporated by reference to Exhibit 16.1 to
                  Harvard's Current Report on Form 8-K/A filed with the Commission October 7, 1998
                  (Commission File No. 001-01044)).
 21  *       --   List of subsidiaries of Harvard (incorporated by reference to Exhibit 21 to the
                  Registrant's Form 10-K filed with the Commission on January 13, 1999 (Commission File
                  No. 0-21362)).
 23.1**      --   Consent of Arthur Andersen LLP, Independent Accountants.
 23.2**      --   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.3*       --   Consent of Sonnenschein Nath & Rosenthal (included in their opinion filed as
                  Exhibit 5.1).
 23.4*       --   Consent of Norman Levy Associates, Inc., independent appraisers.
 23.5*       --   Consent of Chanin Kirkland Messina LLC, independent financial professionals.
 24  *       --   Powers of Attorney (contained in the signature pages hereto).
 25  *       --   Statement on Form T-1 of Eligibility of Trustee.
 99.1**      --   Form of Letter of Transmittal.
 99.2**      --   Form of Notice of Guaranteed Delivery.
 99.3**      --   Form of Letter to Clients.
 99.4**      --   Form of Letter to Nominees.


------------------


 * Previously filed.



** Filed herewith.